UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.____)

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THE MARCUS CORPORATION

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THE MARCUS CORPORATION

100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202-4125

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 4, 2017

To the Shareholders of

THE MARCUS CORPORATION

NOTICE IS HEREBY GIVEN THAT the 2017 Annual Meeting of Shareholders of THE MARCUS CORPORATION will be held on Thursday, May 4, 2017, at 10:00 A.M., local time, at the Majestic Cinema of Brookfield, 770 North Springdale Road, Brookfield, Wisconsin for the following purposes:

1.	to elect as directors the eleven nominees named in the attached proxy statement;
2.	to approve, by advisory vote, the compensation of our named executive officers as disclosed in the attached proxy statement;
3.	to determine, by advisory vote, the frequency of the advisory vote on the compensation of our named executive officers;
4.	to ratify the selection of Deloitte & Touche LLP as our independent auditor for our fiscal year ending December 28, 2017;
5.	to approve the material terms of the performance goals under our amended and restated 2004 Equity Incentive Plan; and
6.	to consider and act upon any other business that may be properly brought before the meeting or any adjournment thereof.

Only holders of record of our Common Stock and Class B Common Stock as of the close of business on March 3, 2017, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of our Common Stock will be entitled to one vote per share and the holders of our Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Majestic Cinema of Brookfield. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid envelope the accompanying proxy, which is being solicited by our board of directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

Interested parties are invited to listen to a live audio Webcast of the meeting by logging onto the “Investor Relations” section of our website, www.marcuscorp.com. Listeners should go to the website at least 15 minutes prior to the start of the presentation to download and install any necessary audio software.

Accompanying this Notice of 2017 Annual Meeting of Shareholders is a proxy statement and form of proxy.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 4, 2017

Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2016 annual report to shareholders are available at www.marcuscorp.com/eproxy.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that your broker is not permitted to vote your shares for the election of directors or the approval, by advisory vote, of the compensation of our named executive officers if you do not instruct your broker how to vote within 10 days prior to our Annual Meeting. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not, your shares will not be voted with respect to such matters.

On Behalf of the Board of Directors
Milwaukee, Wisconsin March 28, 2017	Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary

Important Information for Shareholders Attending
The Marcus Corporation 2017 Annual Meeting

10:00 a.m. Local Time
Thursday, May 4, 2017
Majestic Cinema of Brookfield
770 North Springdale Road
Waukesha, Wisconsin 53186
www.marcustheatres.com/theatre-locations/majestic-cinema-of-brookfield-brookfield

Directions:

From Madison:

Take I-94 East to Bluemound Rd. (Exit 297). Turn West (left) on W. Bluemound Rd. to N. Springdale Rd. Turn North (right) on N. Springdale Rd. The Majestic Cinema of Brookfield will be on the right side, just past Sam’s Club.

From Milwaukee:

Take I-94 West to Barker Rd. (Exit 297). Turn North (right) on N. Barker Rd. to W. Bluemound Rd. Turn West (left) onto W. Bluemound Rd. to N. Springdale Rd. Turn North (right) on N. Springdale Rd. The Majestic Cinema of Brookfield will be on the right side, just past Sam’s Club.

Experience The Magic of the Majestic Cinema of Brookfield:

Following the annual meeting on Thursday, May 4, 2017, shareholders are invited to enjoy a complimentary movie at the Majestic Cinema of Brookfield.

THE MARCUS CORPORATION

PROXY STATEMENT

For
2017 Annual Meeting of Shareholders
To Be Held Thursday, May 4, 2017

This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about March 28, 2017, in connection with the solicitation of proxies by our board of directors for use at our 2017 Annual Meeting of Shareholders to be held on Thursday, May 4, 2017, at 10:00 A.M., local time, at the Majestic Cinema of Brookfield, 770 North Springdale Road, Brookfield, Wisconsin and at any postponement or adjournment thereof (collectively, “Meeting”), for the purposes set forth in the attached Notice of 2017 Annual Meeting of Shareholders and as described herein.

Execution of a proxy will not affect your right to attend the Meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (1) for the board’s eleven director nominees set forth below; (2) for the approval, by advisory vote, of the compensation of our named executive officers; (3) for the submission of the advisory vote on the compensation of our named executive officers to our shareholders every year; (4) for the ratification of the selection of Deloitte & Touche LLP as our independent auditor for our fiscal year ending December 28, 2017; (5) for the approval of the material terms of the performance goals under our amended and restated 2004 Equity Incentive Plan; and (6) on such other matters that may properly come before the Meeting and at any postponement or adjournment thereof in accordance with the best judgment of the persons named as proxies.

Only holders of record of shares of our Common Stock (“Common Shares”) and our Class B Common Stock (“Class B Shares”) as of the close of business on March 3, 2017 (“Record Date”) are entitled to vote at the Meeting. As of the Record Date, we had 19,027,768 Common Shares and 8,696,301 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of our Common Shares and the holders of our Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 105,990,778, consisting of 19,027,768 votes represented by outstanding Common Shares and 86,963,010 votes represented by outstanding Class B Shares.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that your broker is not permitted to vote your shares for the election of directors or the approval, by advisory vote, of the compensation of our named executive officers if you do not instruct your broker how to vote within 10 days prior to the Meeting. Therefore, you must affirmatively take action to vote your shares at the Meeting. If you do not, your shares will not be voted with respect to such matters.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Meeting, our shareholders will elect all eleven members of our board of directors. The directors elected at the Meeting will hold office until our 2018 Annual Meeting of Shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, one or more of the board’s nominees becomes unable to serve as a director for any reason, the votes represented by proxies granting authority to vote for all of the board’s nominees, or containing no voting instructions, will be voted for a replacement nominee selected by the board of directors. Under Wisconsin law, if a quorum of shareholders is present, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting. Daniel F. McKeithan, Jr. and James D. Ericson notified us of their intent to retire effective as of the Meeting. We sincerely thank Messrs. McKeithan and Ericson for their service and guidance to our company during past 31 and 16 years, respectively. We do not have any current plans to appoint replacements for Messrs. McKeithan or Ericson on our board of directors.

All of our director nominees have been elected by our shareholders and have served continuously as directors since the date indicated below. The names of the director nominees, together with certain information about each of them as of the Record Date, are set forth below. Unless otherwise indicated, all of our director nominees have held the same principal occupation indicated below for at least the last five years.

Name	Current Principal Occupation	Age	Director Since
Stephen H. Marcus	Our chairman of the board. In January 2009, he retired as our chief executive officer, a position he had held since 1988. Mr. Marcus’ long-time service as our chief executive officer and chairman of the board led to our conclusion that he should serve as a director of the Company, including as our chairman of the board.(1)(2)	81	1969
Gregory S. Marcus	Our chief executive officer since January 2009 and our president since January 2008. Prior thereto, he was our senior vice president — corporate development. Mr. Marcus’ experience with our Company since 1999 in various positions, including his current role as our chief executive officer, led to our conclusion that he should serve as a director of the Company.(1)(2)(3)	52	2005
Diane Marcus Gershowitz	Real estate management and investments. Ms. Gershowitz’s long-standing service on our board and her expertise in real estate matters led to our conclusion that she should serve as a director of the Company.(1)(2)	78	1985

Name	Current Principal Occupation	Age	Director Since
Allan H. Selig	Chief executive officer of Selig Leasing Co., Inc. (automobile leasing agency) and Commissioner Emeritus of Major League Baseball. Mr. Selig’s long-standing service on our board and his experience as commissioner of Major League Baseball has led to our conclusion that he should serve as a director of the Company.(4)	81	1995
Timothy E. Hoeksema	Retired chairman of the board, president and/or chief executive officer of Midwest Air Group, Inc. (commercial airline carrier). Mr. Hoeksema’s long-standing service on our board and his experience as the chief executive officer for many years at one of the nation’s most recognized service-oriented national travel carriers and his experience in the travel industry led to our conclusion that he should serve as a director of the Company.	70	1995
Bruce J. Olson	Our retired senior vice president and retired president of Marcus Theatres Corporation. Mr. Olson’s long-standing service on our board and extensive experience gained while leading our theatre division led to our conclusion that he should serve as a director of the Company.	66	1996
Philip L. Milstein	Principal of Ogden CAP Properties, LLC (real estate and investments) and former co-chairman of Emigrant Savings Bank (savings bank). Mr. Milstein’s long-standing service on our board of directors and his financial expertise and experience led to our conclusion that he should serve as a director of the Company.	67	1996

Name	Current Principal Occupation	Age	Director Since
Bronson J. Haase	Retired president of Pabst Farms Equity Ventures LLC (real estate development organization); retired president and chief executive officer of Wisconsin Gas Company (gas utility) and vice president of WICOR, Inc. (utility holding company); and former president and chief executive officer of Ameritech Wisconsin (telecommunications company). Mr. Haase’s long-standing tenure on our board, his experience in real estate development matters and his leadership of public utility and telecommunication companies led to our conclusion that he should serve as a director of the Company.	72	1998
Brian J. Stark	Founding principal, chief executive officer and chief investment officer of Stark Investments (global alternative investment firm). Mr. Stark’s extensive executive level experience in the investment industry and financial markets led to our conclusion that he should serve as a director of the Company.	62	2012
Katherine M. Gehl	President of Gehl Foods, Inc. from September 2011 to March 26, 2015, and chairman of Gehl Foods, Inc. from 2007 to September 2011. Ms. Gehl’s extensive executive experience in the food service and hospitality industries and board of directors experience led to our conclusion that she should serve as a director of the Company.	53	2015
David M. Baum	President of Maven Marketing, LLC (d/b/a Revolution Golf) since April 2013. President of Baum Media Group, LLC from February 2005 to March 2013. Partner with Goldman, Sachs & Co. from 1998 to 2003. Mr. Baum’s expertise in matters relating to corporate finance, mergers and acquisitions, corporate governance, leisure travel and digital media led to our conclusion that he should serve as a director of the Company.	52	2016

(1)	Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister. Gregory S. Marcus is the son of Stephen H. Marcus.

(2)	As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus, Gregory S. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See “Stock Ownership of Management and Others.”
(3)	Gregory S. Marcus is also an officer of certain of our subsidiaries.
(4)	Allan H. Selig is a director of Oil-Dri Corporation of America.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S NOMINEES. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” EACH OF THE BOARD’S NOMINEES.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Directors

Based on a review by our board of directors of the direct and indirect relationships that each of the thirteen directors currently serving on the board of directors has with the Company, including the relationships between the Company and Selig Leasing Co., Inc. and Major League Baseball and the relationship between the Company and Gehl Foods, LLC, the board of directors has determined that each of Messrs. McKeithan, Selig, Hoeksema, Milstein, Haase, Ericson, Stark and Baum and Ms. Gehl are “independent directors” as defined by the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).

Board Leadership Structure

Currently, Mr. Gregory Marcus serves as our chief executive officer and Mr. Stephen Marcus serves as our chairman of the board of directors. Our board of directors does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate. Instead, our Corporate Governance Policy Guidelines provide that our board of directors has the authority to choose its chairman in any way it deems best for the Company and its shareholders at any given point in time. Since Mr. Stephen Marcus’ retirement as chief executive officer in 2009, our board of directors has determined that the separation of these roles most appropriately suits our Company because of Mr. Stephen Marcus’ long history with our Company, including his tenure as our chief executive officer, and his skills and experience within the industries in which we operate. Further, our board of directors believes that this split in roles allows Mr. Gregory Marcus to focus more of his energies on the management of our Company’s business. Our board of directors believes that there is no single board of directors leadership structure that would be most effective in all circumstances, and therefore retains the authority to modify this structure to best address our Company’s and our board of directors’ then current circumstances as and when appropriate. Additionally, our Corporate Governance Policy Guidelines provide that, if the chairman of the board of directors is an employee director or is otherwise not an independent director, then the Corporate Governance and Nominating Committee will recommend to the board of directors, and the board of directors will appoint, an independent director to serve as Lead Independent Director. Currently, Bronson J. Haase serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include:

•	calling and presiding over all meetings of the board of directors at which the chairman of the board of directors is not present, including executive sessions of independent directors, and communicating feedback on executive sessions to the chairman of the board of directors;
•	providing input as necessary to the chairman of the board and secretary on preparation of agendas for board of directors meetings;
•	facilitating the board of directors’ approval of the number and frequency of board of directors meetings, as well as the schedule of such meetings to ensure sufficient time for discussion of agenda items;
•	serving as principal liaison between the independent directors and the chairman of the board of directors;

•	ensuring that there is open communication between the independent directors, on the one hand, and the chairman of the board of directors and our management, on the other; and
•	conferring with the chairman of the board of directors on other issues of corporate importance, as appropriate.

Our board of directors and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our chief executive officer, chief financial officer and general counsel, with input as appropriate from other management members, report and provide relevant information directly to our board of directors and/or the Audit Committee on various types of identified material financial, reputational, legal, environmental and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. These reports, information and strategies are then reviewed, approved and monitored on an ongoing basis by our board of directors and/or the Audit Committee. Our board of directors’ and Audit Committee’s roles in our risk oversight process have not affected our board of directors leadership structure.

Code of Conduct

The board of directors has adopted The Marcus Corporation Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct, which the board of directors amended during fiscal 2016, is available under the “Governance” section of our website, www.marcuscorp.com. If you would like us to mail you a copy of our Code of Conduct, free of charge, please contact Thomas F. Kissinger, Senior Executive Vice President, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

Committees of the Board of Directors

Our board of directors has an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each committee operates under a written charter and the charters of our Audit, Compensation and Corporate Governance and Nominating Committees are available under the “Governance” section of our website, www.marcuscorp.com. Our board of directors and each committee also operate under our Corporate Governance Policy Guidelines, which are available under the “Corporate Governance and Nominating Committee” tab of the “Governance” section of our website. If you would like us to mail you a copy of our Corporate Governance Policy Guidelines or a committee charter, free of charge, please contact Mr. Kissinger at the above address.

Audit Committee.  Our board of directors has an Audit Committee whose principal functions are to: (1) appoint and establish the compensation for and oversee our independent auditors; (2) review annual audit plans with management and our independent auditors; (3) preapprove all audit and non-audit services provided by our independent auditors; (4) oversee management’s evaluation of the adequacy of our internal and business controls, disclosure controls and procedures, and risk assessment and management; (5) review areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors; (6) evaluate the independence of our independent auditors; (7) review, in consultation with management and our independent auditors, financial reporting and accounting practices of comparable companies that differ from our own; and (8) receive, retain and address complaints (including employees’ confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters. During fiscal 2016, our Audit Committee consisted of Philip L. Milstein (Chairman), Daniel F. McKeithan, Jr., Brian J. Stark and Katherine M. Gehl. As of the date of this proxy statement, our board of directors has not yet determined whether it will appoint a replacement for Mr. McKeithan to the Audit Committee. Each member of our Audit Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. In addition, the board of directors has determined that each of the members of the Audit Committee is an “audit committee financial expert,” as that term is defined by the rules and regulations of the SEC. The Audit Committee met five times during fiscal 2016. See “Audit Committee Report.”

Compensation Committee.  Our board of directors also has a Compensation Committee whose principal functions are to: (1) evaluate and establish the compensation, bonuses and benefits of our officers and other key employees and of the officers and other key employees of our subsidiaries; and (2) administer our executive compensation plans, programs and arrangements. See “Compensation Discussion and Analysis.” During fiscal 2016, our Compensation Committee consisted of Allan H. Selig (Chairman), James D. Ericson and Philip L. Milstein. As of the date of this proxy statement, our board of directors has not yet determined who will replace Mr. Ericson on the Compensation Committee. Each member of our Compensation Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Compensation Committee met twice during fiscal 2016. See “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee.  Our board of directors also has a Corporate Governance and Nominating Committee whose principal functions are to: (1) develop and maintain our Corporate Governance Policy Guidelines; (2) develop and maintain our Code of Conduct; (3) oversee the interpretation and enforcement of our Code of Conduct; (4) receive and review matters brought to the committee’s attention pursuant to our Code of Conduct; (5) evaluate the performance of our board of directors, its committees and committee chairmen and our directors; and (6) recommend individuals to be elected to our board of directors. During fiscal 2016, our Corporate Governance and Nominating Committee consisted of Bronson J. Haase (Chairman), Timothy E. Hoeksema, Daniel F. McKeithan, Jr., Brian J. Stark and Katherine M. Gehl. As of the date of this proxy statement, our board of directors has not yet determined whether it will appoint a replacement for Mr. McKeithan to the Corporate Governance and Nominating Committee. Each member of our Corporate Governance and Nominating Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee met twice during fiscal 2016.

The Corporate Governance and Nominating Committee performs evaluations of the board of directors as a whole, the non-management directors as a group, and each director individually. In addition, the Corporate Governance and Nominating Committee regularly assesses the appropriate size of our board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise or the board decides to increase the size of our board of directors, the Corporate Governance and Nominating Committee will identify prospective nominees, including those nominated by management, members of our board of directors and shareholders, and will evaluate such prospective nominees against the standards and qualifications set out in the Corporate Governance and Nominating Committee Charter, including the individual’s range of experience, wisdom, integrity, ability to make independent analytical inquiries, business experience and acumen, understanding of our business and ability and willingness to devote adequate time to board and committee duties. While the Corporate Governance and Nominating Committee does not specifically have a formal policy relating to the consideration of diversity in its process to select and evaluate director nominees, our Corporate Governance Policy Guidelines provide that the board of directors shall be committed to a diversified membership. Accordingly, the Corporate Governance and Nominating Committee seeks to have our board of directors represent a diversity of backgrounds, experience, gender and race.

The Corporate Governance and Nominating Committee does not evaluate shareholder nominees differently from any other nominee. Pursuant to procedures set forth in our By-laws, the Corporate Governance and Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. We did not receive any shareholder nominations for directors to be considered at the Meeting. To be timely for the 2018 Annual Meeting of Shareholders, any shareholder director nominations must be received by the date identified under the heading “Other Matters.” To be in proper form, the nomination must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee, and information about the nominating shareholder and each nominee. These requirements are detailed in our By-laws, which are attached as an exhibit to our Current Report on Form 8-K dated October 13, 2015. A copy of our By-laws will be provided upon written request to Mr. Kissinger at the above address.

Finance Committee.  Our board of directors also has a Finance Committee whose principal functions are to, upon the request of Company management, provide preliminary review, advice, direction, guidance and/or consultation with respect to potential transactions. During fiscal 2016, our Finance Committee consisted of Stephen H. Marcus (Chairman), James D. Ericson, Diane Marcus Gershowitz, Philip L. Milstein and Allan H. Selig. As of the date of this proxy statement, our board of directors has not yet determined whether it will appoint a replacement for Mr. Ericson to the Finance Committee. The Finance Committee did not meet during fiscal 2016.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Board Meetings, Director Attendance, Executive Sessions and Presiding Director

Our board of directors met four times during fiscal 2016. Each of our directors attended at least 75% of the aggregate of the number of board meetings and number of meetings of the committees on which he or she served during his or her tenure during fiscal 2016. Our non-management directors meet periodically in executive sessions without management present. The Lead Independent Director serves as the chairman of all meetings of our non-management directors.

Directors are expected to attend our annual meeting of shareholders each year. At the 2016 annual meeting of shareholders, all of our directors then serving were in attendance in person.

Contacting the Board

Interested parties may contact our board of directors, a group of directors (including our non-management directors), or a specific director by sending a letter, regular or express mail, addressed to our board of directors or the specific director in care of Mr. Kissinger at the above address. Mr. Kissinger will promptly forward appropriate communications from interested parties to the board of directors or the applicable director.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information as of the Record Date as to our Common Shares and Class B Shares beneficially owned by: (1) each of our directors and nominees for director; (2) each of our executive officers named in the Summary Compensation Table set forth below under “Compensation Discussion and Analysis;” (3) all such directors and executive officers as a group; and (4) all other persons or entities known by us to be the beneficial owner of more than 5% of either class of our outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)		Shared Voting and Investment Power(1)		Total Share Ownership and Percentage of Class(1)		Percentage of Aggregate Voting Power(1)
Directors and Named Executive Officers
Stephen H. Marcus(2)
Common Shares	21,895		6,003		27,898
						*	45.2%
Class B Shares	4,734,902		52,070		4,786,972
					55.0%
Diane Marcus Gershowitz(2)
Common Shares	9,997	(3)	0		9,997	(3)
						*	29.4%
Class B Shares	2,872,147		247,104		3,119,251
					35.9%
Gregory S. Marcus
Common Shares	464,256	(4)(5)	75		464,331	(4)(5)
					2.4%		2.6%
Class B Shares	210,230		18,233		228,463
					2.6%
Daniel F. McKeithan, Jr.
Common Shares	16,384	(3)	17,540	(6)	33,924	(3)(6)
						*	*
Allan H. Selig
Common Shares	29,649	(3)	0		29,649	(3)
						*	*
Timothy E. Hoeksema
Common Shares	15,890	(3)	14,502		30,392	(3)
						*	*
Philip L. Milstein
Common Shares	68,442	(3)	0		68,442	(3)
						*	*
Class B Shares	0		62,055	(7)	62,055	(7)
						*
Bronson J. Haase
Common Shares	21,353	(3)	6,204		27,557	(3)
						*	*
Brian J. Stark
Common Shares	11,290	(3)	0		11,290	(3)
						*	*

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)		Shared Voting and Investment Power(1)		Total Share Ownership and Percentage of Class(1)		Percentage of Aggregate Voting Power(1)
Directors and Named Executive Officers
James D. Ericson
Common Shares	24,664	(3)	0		24,664	(3)
						*	*
Bruce J. Olson
Common Shares	3,583	(3)	24,444	(6)	28,027	(3)(6)
						*	*
Katherine M. Gehl
Common Shares	5,340	(3)	0		5,340	(3)
						*	*
David M. Baum
Common Shares	2,627	(3)	0		2,627	(3)
						*	*
Thomas F. Kissinger
Common Shares	145,558	(4)(5)	0		145,558	(4)(5)
						*	*
Douglas A. Neis
Common Shares	168,411	(4)(5)	0		168,411	(4)(5)
						*	*
Rolando B. Rodriguez
Common Shares	20,970	(4)(5)	0		20,970	(4)(5)
						*	*
All directors and executive officers as a group (16 persons)
Common Shares(8)	1,030,309	(8)	68,768		1,099,077	(8)
					5.6%		77.9%
Class B Shares	7,817,279		379,462		8,196,741
					94.3%
Other Five Percent Shareholders
GAMCO Asset Management(9)
Common Shares(10)	1,843,812		0		1,843,812
					9.7%		1.7%
BlackRock, Inc.(11)
Common Shares(12)	2,253,748		0		2,253,748
					11.8%		2.1%
Dimensional Fund Advisors LP(13)
Common Shares(14)	1,603,324		0		1,603,324
					8.4%		1.5%

*	Less than 1%.
(1)	The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares that may be issued upon conversion of outstanding Class B Shares.

(2)	The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.
(3)	Includes 7,583 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig, Philip L. Milstein and James D. Ericson, 7,083 Common Shares subject to acquisition by Timothy E. Hoeksema, 6,083 Common Shares subject to acquisition by Bronson J. Haase and Brian J. Stark, 3,583 Common Shares subject to acquisition by Bruce J. Olson and Katherine M. Gehl and 2,000 Common Shares subject to acquisition by David M. Baum, in each case, pursuant to the exercise of stock options held on the Record Date that were then vested or that will vest within 60 days thereafter. This number also includes 1,192 Common Shares subject to certain restrictions on transfer under securities laws held by each of Diane Marcus Gershowitz, Allan H. Selig, Timothy E. Hoeksema, Philip L. Milstein, Bronson J. Haase, James D. Ericson, Brian J. Stark and Katherine M. Gehl, of which 439 were granted on May 4, 2016 and 753 were granted on October 13, 2015, 753 Common Shares subject to certain restrictions on transfer under securities laws held by each of Daniel F. McKeithan, Jr. and Bruce J. Olson, which were granted on October 13, 2015, and 627 Common Shares subject to certain restrictions on transfer under securities laws held by David M. Baum, of which 439 were granted on May 4, 2016 and 188 were granted on February 15, 2016. See “Compensation Discussion and Analysis — Non-Employee Director Compensation.” The restrictions on these restricted Common Shares terminate on the second anniversary of the date on which they were granted.
(4)	Includes 6,549, 7,173, 7,424 and 270 Common Shares held for the respective accounts of Thomas F. Kissinger, Gregory S. Marcus, Douglas A. Neis and Rolando B. Rodriguez in our Pension Plus Plan as of December 31, 2015, the end of our Transition Period. See “Compensation Discussion and Analysis — Other Benefits — Qualified Retirement Plan.”
(5)	Includes 94,498, 385,900, 116,420 and 7,200 Common Shares subject to acquisition by Thomas F. Kissinger, Gregory S. Marcus, Douglas A. Neis and Rolando B. Rodriguez, respectively, pursuant to the exercise of stock options held on the Record Date that were then vested or that will vest within 60 days thereafter. See “Compensation Discussion and Analysis — Grants of Plan-Based Awards.”
(6)	This number includes 439 Common Shares subject to certain restrictions on transfer under securities laws held by each of Daniel F. McKeithan, Jr. and Bruce J. Olson, which were granted on May 4, 2016. See “Compensation Discussion and Analysis — Non-Employee Director Compensation.” The restrictions on these restricted Common Shares terminate on the second anniversary of the date on which they were granted.
(7)	Includes 62,055 Class B Shares held by Philip L. Milstein as a partner of Northmon Investment Co. Excludes the following shares, as to which Mr. Milstein disclaims beneficial interest: (a) 5,625 Common Shares in the AB Elbaum Trust, of which Mr. Milstein is co-trustee; (b) 2,000 Common Shares held by Mr. Milstein’s wife; (c) 8,100 Common Shares held by Mr. Milstein’s children; and (d) 124,111 Common Shares held by the SVM Foundation, of which Mr. Milstein is co-trustee.
(8)	Includes 670,348 Common Shares subject to acquisition pursuant to the exercise of stock options held by our named executive officers and non-employee directors on the Record Date that were then vested or that will vest within 60 days thereafter. See “Compensation Discussion and Analysis — Grants of Plan Based Awards” and “Compensation Discussion and Analysis — Non-Employee Director Compensation.”
(9)	The address of GAMCO Asset Management (“GAMCO”) is One Corporate Center, Rye, New York 10580.
(10)	Other than share ownership percentage information, the information set forth is as of December 5, 2016, as reported by GAMCO in its Schedule 13D/A filed with us and the SEC on December 6, 2016. GAMCO has sole voting power with respect to 1,689,812 of these shares and sole dispositive power with respect to 1,843,812 shares.
(11)	The address of BlackRock, Inc. (“BlackRock”) is 55 East 52nd Street, New York, New York 10055.
(12)	Other than share ownership percentage information, the information set forth is as of December 31, 2016, as reported by BlackRock in its Schedule 13G/A filed with us and the SEC on January 12, 2017. BlackRock has sole voting power with respect to 2,210,470 of these shares and sole dispositive power with respect to 2,253,748 shares.
(13)	The address of Dimensional Fund Advisors LP (“DFA”) is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(14)	Other than share ownership percentage information, the information set forth is as of December 31, 2016, as reported by DFA in its Schedule 13G/A filed with us and the SEC on February 9, 2017. DFA has sole voting power with respect to 1,589,430 and sole dispositive power with respect to 1,603,324 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis, or “CD&A,” provides information about our compensation philosophy, principles and processes for our chairman of the board, our chief executive officer, our chief financial officer and our two other most highly compensated executive officers for fiscal 2016 who were serving as executive officers as of December 29, 2016, the last day of fiscal 2016. We sometimes collectively refer to these executive officers in this CD&A as our “named executive officers.”

This CD&A is intended to provide you with a better understanding of why and how we make our executive compensation decisions and facilitate your reading of the information contained in the tables and descriptions that follow this discussion. This CD&A is organized as follows:

•	Overview of Our Executive Compensation Philosophy. In this section, we describe our executive compensation philosophy and the core principles underlying our executive compensation programs and decisions.
•	Role of Our Compensation Committee. This section describes the process and procedures that our Compensation Committee followed to arrive at its executive compensation decisions.
•	Total Compensation. In this section, we describe our named executive officers’ total compensation.
•	Elements of Compensation. This section includes a description of the types of compensation paid and payable to our named executive officers.
•	Executive Stock Ownership. This section describes the stock ownership of our named executive officers.
•	Impact of Tax, Accounting and Dilution Considerations. This section discusses Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and certain accounting, financial reporting and shareholder dilution consequences that have impacted some of our executive compensation programs and decisions.

Overview of Our Executive Compensation Philosophy

Our executive compensation and benefit programs are designed to advance the following core compensation philosophies and principles:

•	We strive to compensate our executives at competitive levels to ensure that we attract, retain and motivate our key management employees who we expect will contribute significantly to our long-term success and value creation.
•	We link our executives’ compensation to the achievement of pre-established financial and individual performance goals that are focused on the creation of long-term shareholder value.
•	Our executive compensation policies are designed to foster an ownership mentality and an entrepreneurial spirit in our management team. We try to do this by providing our executives with a substantial long-term incentive compensation component that helps to more closely align our management’s financial interests with those of our shareholders over an extended performance period, and that otherwise encourages our management team to take appropriate market-responsive risk-taking actions that will facilitate our long-term growth and success.

In October 2015, we changed our fiscal year end from the last Thursday in May to the last Thursday in December, which resulted in a 31-week transition period ended December 31, 2015, which we refer to in this proxy statement as the “Transition Period.” At our 2016 annual meeting of shareholders, our shareholders were asked to approve, by advisory vote, the compensation of our named executive officers during the Transition Period as disclosed in the proxy statement for our 2016 annual meeting. At our 2016 annual meeting, over 99% of the votes cast and over 98% of all shares entitled to vote at the meeting were voted in favor of the compensation of our named executive officers. In developing our executive compensation and benefit programs that were in effect for fiscal 2016, we considered our shareholders’ resounding approval of our executive compensation and benefit programs for the Transition Period at our 2016 annual meeting. As a result, and as we describe in this CD&A, we maintained during fiscal 2016 many of the same executive compensation and benefit programs that were overwhelmingly approved by our shareholders at our 2016 annual meeting.

Role of Our Compensation Committee

Our Compensation Committee, or “Committee,” attempts to ensure that our executive compensation and benefit programs are consistent with our core compensation philosophies and principles by:

•	Analyzing aggregated composite survey and benchmark data from Willis Towers Watson plc (“Towers Watson”), a nationally-recognized executive compensation consulting firm, about the compensation levels of similarly situated executives at equivalently-sized companies in various industry sectors.
•	Reviewing on an annual basis the performance of our company and our named executive officers, with assistance and recommendations from our chief executive officer (other than with respect to himself and our chairman), and determining their total direct compensation based on competitive levels as measured against our surveyed sectors, our company’s financial performance, each executive’s individual performance and other factors described below.
•	Reviewing the performance and determining the total compensation earned by, or paid or awarded to, our chairman and chief executive officer independent of input from them.
•	Maintaining the practice of holding executive sessions (without management present) at every meeting of our Committee.
•	Taking into account the long-term interests of our shareholders in developing and implementing our executive compensation plans and in making our executive compensation decisions.

Our Compensation Committee annually engages the services of Towers Watson to provide the Committee with then current survey and benchmarking compensation data on a position-by-position basis for each of our named executive officers on a composite aggregated basis for various selected industry sectors. Specifically, Towers Watson has annually provided our Committee with composite aggregated data respecting the base salary and total cash compensation (i.e., base salary and bonuses) for similarly situated executives at other companies with comparable annual revenue levels in the following sectors: (1) all organizations (including and excluding financial service organizations); (2) all non-manufacturing organizations; (3) service organizations; and (4) leisure and hospitality organizations (including motion picture theatre organizations). The Committee chose these sectors so as to provide it with both a broad scope of applicable executive compensation data to consider, as well as more specific information at similarly-sized companies in comparable sectors. Towers Watson has not provided, and our Compensation Committee has not received, reviewed or considered, the individual identities of the companies which comprised these general sector categories of benchmarked organizations. For each of these sectors, Towers Watson has provided our Committee with aggregated compiled data and identified the 25th percentile, median and 75th percentile amounts for the base salary and total cash compensation amounts for executives similarly situated to the named executive officers in each sector. In particular, when reviewing this survey data, our Committee pays particular attention to the composite benchmark salary and cash compensation data related to the service organizations and leisure and hospitality companies, because our Committee believes that they are the most similar to our hotels and resorts and theatre divisions. In connection with our Committee’s long-term equity-based incentive award grants, Towers Watson also provided our Committee with composite aggregated data regarding the value of competitive long-term incentive plans for similarly situated executives at other companies with comparable revenue levels, identifying the 25th percentile, median and 75th percentile amounts.

Our Compensation Committee has the final authority to engage and terminate any compensation consultant, including Towers Watson, and is responsible for periodically evaluating any compensation consultant that it engages. Our Compensation Committee also has the responsibility to consider the independence of any compensation consultant before engaging the consultant. Prior to Towers Watson’s appointment for fiscal 2016, our Compensation Committee reviewed the independence of Towers Watson and the individual representatives of Towers Watson who serve as consultants to the Committee in light of SEC rules and NYSE listing standards regarding the independence of compensation committee members and the specific factors set forth therein and concluded that Towers Watson’s work for the Committee does not raise any conflict of interest.

In addition to Towers Watson’s work for our Compensation Committee, a different division of Towers Watson provides actuarial services and pension plan consulting to us. In fiscal 2016, we paid such division approximately $40,000 for such actuarial and pension plan services which, given the relative sizes of both our organizations, we believe to be a relatively immaterial amount. As a result, our Compensation Committee concluded that Towers Watson’s provision of such actuarial and pension plan consulting services does not raise any conflict of interest.

In February 2017, our Compensation Committee conducted a thorough risk assessment of our compensation policies and practices. Our Committee evaluated the levels of risk-taking that could be potentially encouraged by each of our material compensation arrangements, after taking into account any relevant risk-mitigation features. As a result of this review, our Committee concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking.

Total Compensation

The compensation paid to our named executive officers consists of four main elements: (1) salary; (2) an annual incentive cash bonus; (3) a long-term incentive compensation award, which includes an annual stock option grant, an annual restricted stock award and an annual long-term performance cash award; and (4) other benefits, including those made available under our employee benefit plans. The combination of these elements is intended to provide our named executive officers with fair and competitive compensation that rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to our long-term success and value creation. Additionally, these compensation elements, particularly our annual incentive cash bonus and long-term incentive awards, are designed to foster a shareholder mentality and the continuation of our entrepreneurial spirit by encouraging our executives to take appropriate market-responsive risk-taking actions that help create long-term shareholder value.

While the relative amounts of salaries and benefits provided to our named executive officers are intended to be set at competitive levels compared to our surveyed group of benchmarked sectors, we provide our executives with the opportunity to earn significant additional amounts through performance-based annual cash bonuses and long-term incentive compensation programs.

For fiscal 2016, the total cash compensation (i.e., salary and annual cash bonus) paid to our named executive officers generally fell between the 50th and 75th percentile of the total cash compensation amounts paid to executives holding equivalent positions at our surveyed group of benchmarked sectors. In establishing these relative levels of compensation, our Committee first established the relative level of each of our named executive officer’s base salary at between the 50th and 75th percentile of the salary paid to similarly situated executives at our surveyed group of benchmarked sectors. These decisions were based on the considerations discussed in more detail below under “Elements of Compensation — Base Salaries.” Then, our Committee established the relative level of each of our named executive officer’s targeted annual cash bonus award that, if earned, would result in our payment of total cash compensation amounts that would generally fall between the 50th and 75th percentile of the total cash compensation paid to similarly situated executives at our surveyed group of benchmarked sectors. These decisions were based on the considerations discussed in more detail below under “Elements of Compensation — Annual Cash Bonuses.” Our Committee subjectively believed that the targeted relative levels of total cash compensation to our named executive officers resulting from this process generally reflected the highly experienced nature of our senior executive team and was generally consistent with our historical corporate financial performance, the individual performance of our named executive officers and our prior shareholder return. Our Committee also believed that these total cash compensation levels were reasonable in their totality and supported our core compensation philosophies and principles. However, in establishing these relative compensation levels, our Committee did not specifically compare any of the criteria listed in the prior two sentences to our surveyed group of benchmarked sectors. For fiscal 2016, our Committee established the range of potential total cash compensation payable to our named executive officers at the same relative levels compared to updated recent information for our benchmarked sectors.

Mr. Greg Marcus, as our chief executive officer and Mr. Rodriguez, as our theatre division president, have a higher percentage of their total compensation based on achieving their incentive bonus targets, because our Committee believes that they have the most potential to impact our corporate financial performance. Our Committee believes that this emphasis and allocation most effectively links pay-for-performance.

Elements of Compensation

Base Salary

Our Compensation Committee, in consultation with our chief executive officer (other than with respect to decisions affecting himself and our chairman), strives to establish competitive base salaries for our named executive officers set at between the 50th and 75th percentile of the salaries paid to similarly situated executives at our surveyed group of benchmarked sectors. Each executive officer’s salary is initially based on the level of his responsibilities, the relationship of such responsibilities to those of our other executive officers and his tenure at our company. We evaluate and adjust the base salaries of our named executive officers annually as of March 1 of each fiscal year. When evaluating and adjusting the salaries of our named executive officers (other than our chairman and chief executive officer), we consider the recommendations of our chief executive officer. In making his recommendations, our chief executive officer generally takes into account: (1) our corporate financial performance as a whole and on a divisional basis, when appropriate, for the most recent fiscal year compared to our historical and budgeted performance; (2) general economic conditions (including inflation) and the impact such conditions had on our operations and results; (3) each executive officer’s past, and anticipated future, contributions to our performance; (4) each executive officer’s compensation history with our company and the past levels of each element of total compensation; (5) how each executive officer’s salary compares to the range of salaries of similarly situated executives at our surveyed group of benchmarked companies; (6) new responsibilities, if any, recently delegated, or to be delegated, to such officer; and (7) the executive’s participation in significant corporate achievements during the prior fiscal year. Our Compensation Committee, while looking to our chief executive officer for his recommendations as to the salaries of our other named executive officers (other than with respect to himself and our chairman), also engages in its own independent review and judgment concerning such base salary adjustments based on the foregoing factors. When evaluating and adjusting our chief executive officer’s and chairman’s salary, our Compensation Committee independently, and without input from our chief executive officer, considers the factors cited above, as well as their respective ability to inspire subordinates with the vision of our company, and makes decisions accordingly. The seven factors listed above are only generally, and not individually or separately, analyzed, assessed and weighted by our Committee in its determination of the amount of base salary of each individual named executive officer. Our Committee subjectively assesses these factors in the aggregate based on the recommendations of our chief executive officer for all named executive officers other than himself and our chairman and, in the case of our chairman and chief executive officer, by our Committee on its own accord.

As a result of the process described above, for fiscal 2016, Stephen H. Marcus, Gregory S. Marcus, Douglas A. Neis, Thomas F. Kissinger and Rolando B. Rodriguez received increases of 2.2%, 2.0%, 2.6%, 2.6% and 2.5%, respectively, in their base salaries. In fiscal 2016, the base salaries paid to Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez represented 49%, 26%, 39%, 40% and 32%, respectively, of their respective total compensation for the fiscal 2016 as set forth below in the Summary Compensation Table. Based upon our analyzing similar factors earlier this calendar year, for fiscal 2017, Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez received an increase in their annual base salary of 8.7%, 5.0%, 3.0%, 3.2% and 5.4%, respectively.

Annual Cash Bonuses

We establish targeted potential annual cash bonus awards at the beginning of each fiscal year pursuant to our variable incentive plan, which our Compensation Committee administers. Our variable incentive plan allows our Committee to select from a variety of appropriate financial metrics upon which to base the financial targets for achieving a corresponding annual incentive bonus. Under our variable incentive plan, our Committee may choose from one or more of the following financial metrics, either in absolute terms or in comparison to prior year performance or publicly available industry standards or indices: revenues; gross operating profit; operating income; pre-tax earnings; net earnings; earnings per share; earnings before interest, taxes, depreciation and amortization (“EBITDA”); economic profit; operating margins and statistics; financial return and leverage ratios; total shareholder return metrics; or a company-specific financial metric (such as Adjusted EBITDA, adjusted consolidated pre-tax income (“API”) or adjusted division pre-tax income (“ADI”)). Additional financial measures not specified in the variable incentive plan may be considered if our Committee determines that the specific measure contributes to achieving the primary goal of our incentive plan — sustained growth in long-term shareholder value. Our Committee retains the ability to consider whether an adjustment of the selected financial goals for any year is necessitated by exceptional circumstances. This ability is intended to be narrowly and infrequently used.

Targeted annual bonus awards under the variable incentive plan may be based on our relative achievement of the selected consolidated financial targets and/or divisional financial targets, as well as on discretionary individual performance measures that help enhance shareholder value as subjectively determined by our Compensation Committee. Our Committee also from time to time has granted special compensation awards to our named executive officers and other key employees to reward their integral involvement in significant corporate achievements or events. In fiscal 2016, our Committee granted special compensation awards to Messrs. Neis, Kissinger and Rodriguez to reward their significant contributions in connection with our acquisition of 14 Wehrenberg-branded theatres in December 2016.

At the beginning of each fiscal year, our Committee establishes applicable financial targets for such fiscal year for purposes of granting our named executive officers’ target incentive cash bonus opportunities for that fiscal year. For each selected applicable financial target, our Committee also establishes a threshold minimum level of financial performance and a maximum level of financial performance relative to such target. If our actual financial performance equals our targeted financial metric, then the portion of our incentive bonus payouts based on achieving that financial target will be equal to 100% of the targeted bonus amount. If we do not achieve the specified minimum threshold level of financial performance, then no incentive bonus payouts based on financial performance will be paid. If we equal or exceed the specified maximum level of financial performance, then we will pay out up to 320% of the targeted amount of the incentive bonuses based on the level that we exceed the selected financial performance metric. Financial performance between the threshold and target levels and between the target and maximum levels will result in a prorated portion of the financial-based bonus being paid.

Our Committee established the financial component of each named executive officer’s fiscal 2016 target incentive bonus opportunity as a percentage of API for corporate officers and as a percentage of theatre division ADI for Mr. Rodriguez. Additionally, the Committee established each named executive officer’s individual performance component of their fiscal 2016 target incentive bonus opportunity as a fixed percentage of their base salary, which was generally intended to approximate 25 – 35% of the total fiscal 2016 target incentive bonus opportunity for our chairman, chief executive officer and theatre division president and 40 – 50% for all of our other named executive officers, although these percentages may vary from year to year. If earned, our Committee believed that the bonuses at the target levels would result in our payment of total direct compensation to our named executive officers that would generally fall between the 50th and 75th percentile of total direct compensation paid to similarly situated executives at our benchmarked sectors. For fiscal 2016, targeted incentive bonus amounts for Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez were $131,714, $444,631, $130,714, $136,864 and $197,283, respectively.

As a result of the foregoing, the targeted fiscal 2016 incentive bonus award for Mr. Rodriguez was based approximately 75% on achieving the fiscal 2016 ADI target of the theatre division, and approximately 25% on achieving his individual performance measures. The targeted fiscal 2016 theatre division ADI was approximately $19.5 million. The targeted fiscal 2016 incentive bonus awards for Messrs. Stephen Marcus and Greg Marcus were based approximately 65 – 75% on achieving our fiscal 2016 consolidated API target of $42.9 million and approximately 25 – 35% on achieving their applicable individual performance measures. The targeted fiscal 2016 incentive bonus amounts for Messrs. Neis and Kissinger were based approximately 55% on achieving our fiscal 2016 consolidated API target and approximately 45% on achieving their applicable individual performance measures. We established these API and ADI targets for fiscal 2016 based on a consistent methodology that encourages growth over an average of prior years’ performance for both our company and our theatre division. We established these targets with the belief that the level of achievability of the targets would likely be consistent with the relative level of achievement of our historical financial targets. Since the implementation of our incentive plan, we have achieved between 25% – 153% of the applicable bonus based upon our consolidated financial targets and 0% – 330% of the applicable bonus based upon our division financial targets. Individual performance measures for fiscal 2016 included such officer’s individual contributions and achievements during fiscal 2016, particularly as such contributions and achievements relate to advancing our entrepreneurial spirit. For purposes of determining the relative achievement of our fiscal 2016 financial targets, we defined “API” as consolidated earnings before income taxes, excluding gains and losses from dispositions of assets, preopening expenses and unusual items, and less a goodwill amortization charge. Similarly, for these purposes, we defined “ADI” generally in the same manner as we do API, except that division earnings before income taxes is our beginning baseline metric instead of consolidated earnings before income taxes, and we also subtract an intercompany rent charge for company-owned real estate associated with each division. Our Committee also retained the ability to consider whether an adjustment of the selected financial goals for any year is necessitated by exceptional circumstances. This ability is intended to be narrowly and infrequently used and no such adjustments were made in fiscal 2016.

For fiscal 2016, our actual API was approximately $58.3 million, or approximately 136% of our target amount of $42.9 million, resulting in a bonus achievement based upon this financial measure of approximately 218%. Similarly, our actual fiscal 2016 theatre division ADI was approximately $36.9 million, or 189% of the target amount of $19.5 million, resulting in a bonus achievement based upon this financial measure of approximately 379%. Our Compensation Committee subjectively analyzed on a discretionary basis an executive officer’s relative achievement of other fiscal 2016 individual performance measures, including achievements relating to advancing entrepreneurial spirit, with respect to each individual executive officer based on the recommendations of our chief executive officer for all named executive officers other than himself and our chairman and, in the case of our chief executive officer and our chairman, by our Committee on its own accord. As a result, and because each named executive officer was determined to have successfully achieved each of his respective individual performance criterion, Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez earned fiscal 2016 incentive bonus amounts of $232,579, $848,092, $213,928, $220,078 and $623,605, respectively.

The targeted fiscal 2017 incentive bonus award for Mr. Rodriguez is based approximately 80% on achieving the fiscal 2017 ADI target of the theatre division and approximately 20% on achieving his individual performance measures. The targeted fiscal 2017 incentive bonus awards for Messrs. Stephen Marcus and Greg Marcus is based approximately 70 – 80% on achieving our fiscal 2017 consolidated API target and approximately 20-30% on achieving their applicable individual performance measures. The targeted fiscal 2017 incentive bonus amounts for Messrs. Neis and Kissinger are based approximately 60% on achieving our fiscal 2017 consolidated API target and approximately 40% on achieving their applicable individual performance measures. As was the case for fiscal 2016, we established these API and ADI targets for fiscal 2017 based on a consistent methodology that encourages growth over an average of prior years’ performance for both our company and our theatre division. Similarly, we established these targets with the belief that the level of achievability of the targets would likely be consistent with the relative level of achievement of our historical financial targets.

Long-Term Incentive Awards

We believe that long-term incentive awards support our core compensation philosophies and objectives because they encourage entrepreneurism and help our named executive officers to maintain a shareholder mentality in managing our businesses. We believe that using long-term incentive awards as an important component of our executive compensation package will further our goals of promoting continuity of management and increasing incentive and personal interest in our welfare by those employees who are primarily responsible for shaping or carrying out our long-range plans and securing our continued growth and financial success. Historically, we have granted stock options to a broad range of employees because we believe it is beneficial to our shareholders to have our employees maintain a shareholder orientation and an entrepreneurial spirit. In fiscal 2016, 63% of our employee stock options were granted to employees other than our named executive officers. For fiscal 2017, this percentage remains similarly high at 66%.

Our long-term incentive plan for our senior executives includes a mix of three compensation elements: stock options (typically expected to constitute approximately 35 – 40% of each annual long-term incentive award), performance cash (typically expected to constitute approximately 40% of each annual long-term incentive award) and restricted stock (typically expected to constitute approximately 20 – 25% of each annual long-term incentive award). Our Committee granted Mr. Rodriguez a larger percentage of his initial long-term incentive award in the form of restricted stock as an incentive to join the Company. Our Committee tries to target the relative size of our annual long-term incentive grants to place us at or above the median level of long-term grants provided by our benchmarked companies. Stock options granted under the plan generally become exercisable 40% after two years, 60% after three years, 80% after four years and 100% after five years of the date of grant. The options generally expire ten years from the date of grant as long as the optionee is still employed with the Company. Our restricted stock grants have a vesting schedule of 50% after the third anniversary of grant and 100% after the fifth anniversary. Mr. Stephen Marcus is not eligible to receive any equity-based award grants under our stock option and equity awards plans.

Our long-term incentive plan for our senior executives includes a performance cash component in order to increase the plan’s emphasis on linking the total compensation of our named executive officers to the relative level of our operating performance over the longer term. The performance cash component’s measurement period is five years for grants made in fiscal 2014, fiscal 2015, the Transition Period, fiscal 2016 and fiscal 2017 for Messrs. Greg Marcus, Neis and Kissinger. The performance cash component’s measurement period is three years for grants made in fiscal 2014, four years for grants made in fiscal 2015 and five years for grants made in the Transition Period, fiscal 2016 and fiscal 2017 for Mr. Rodriguez. For grants issued prior to fiscal 2016, the performance cash component’s measurement period will continue to be based upon our prior fiscal year-end (last Thursday in May). The measurement period for grants beginning in fiscal 2016 will be based upon our new fiscal year-end (last Thursday in December). The performance measures for the performance cash component are our average return on invested capital, or ROIC, during the relevant measurement period, and our Adjusted EBITDA growth rate during the relevant measurement period, each of which is measured and calculated independently of each other, but with the relative achievement of our ROIC levels weighted 75% of the targeted total pay-out amount and our relative achievement of our Adjusted EBITDA growth rate weighted 25%. Under our cash performance plan, if our relative ROIC and/or Adjusted EBITDA growth rate over the relevant measurement period is equal to the 25th percentile of the respective Russell 2000 ROIC and/or Adjusted EBITDA growth rate over the measurement period, then the payment made to our named executive officers will be equal to 25% of the target pay-out amount for such respective performance measure. If we achieve performance of either or both measures equal to the 50th percentile, then the pay-out will be 100% of the target pay-out amount for such respective performance measure. If we achieve performance of either or both measures equal to the 75th percentile, then the pay-out will be 150% of the target pay-out amount for such respective performance measure. Performance achievements in between these percentiles will result in prorated pay-outs based on the foregoing pay-out ratios.

Based on the foregoing considerations, our Committee granted the following fiscal 2016 long-term incentive awards to our named executive officers (other than to our chairman) based on benchmarking data provided to it by Towers Watson, as well as the recommendations of our chief executive officer (other than with respect to himself).

Name	Total Dollar Value of Long-Term Incentive Award (100%)	Dollar Value/ Shares(1) of Option Component (26 – 30%)	Dollar Value/ Shares(2) of Restricted Stock Component (16 – 20%)	Dollar Value of Performance Cash Component Target Award (54%)
Mr. G. Marcus	$739,368	$223,440 / 28,500	$116,928 / 6,300	$399,000
Mr. D. Neis	$288,888	$87,416 / 11,150	$45,472 / 2,450	$156,000
Mr. T. Kissinger	$318,544	$96,432 / 12,300	$50,112 / 2,700	$172,000
Mr. R. Rodriguez	$371,312	$98,000 / 12,500	$73,312 / 3,950	$200,000

(1)	Based on a fiscal 2016 Period FASB ASC Topic 718 option value per share of $7.84. Each option granted has an exercise price of $18.68 per share, which is equal to the closing sale price of our Common Shares on the February 29, 2016 stock option grant date for Messrs. Greg Marcus, Neis, Kissinger and Rodriguez.
(2)	Based on the closing sale price of $18.56 per share of our Common Shares on the February 15, 2016 restricted stock grant date.

Our Committee granted the following fiscal 2017 long-term incentive awards to our named executive officers (other than to our chairman) based on benchmarking data provided to it by Towers Watson, as well as the recommendations of our chief executive officer (other than with respect to himself).

Name	Total Dollar Value of Long-Term Incentive Award (100%)	Dollar Value/ Shares(1) of Option Component (36 – 41%)	Dollar Value/ Shares(2) of Restricted Stock Component (18 – 24%)	Dollar Value of Performance Cash Component Target Award (40 – 41%)
Mr. G. Marcus	$1,303,600	$536,000 / 40,000	$237,600 / 8,000	$530,000
Mr. D. Neis	$550,990	$221,100 / 16,500	$109,890 / 3,700	$220,000
Mr. T. Kissinger	$566,660	$227,800 / 17,000	$112,860 / 3,800	$226,000
Mr. R. Rodriguez	$741,200	$268,000 / 20,000	$178,200 / 6,000	$295,000

(1)	Based on an estimated fiscal 2017 FASB ASC Topic 718 option value per share of $13.40. Each option granted has an exercise price of $31.20 per share, which is equal to the closing sale price of our Common Shares on the February 28, 2017 stock option grant date.
(2)	Based on the closing sale price of $29.70 per share of our Common Shares on the February 22, 2017 restricted stock grant date for Messrs. Greg Marcus, Neis, Kissinger and Rodriguez.

Stock Option Policies

We generally follow a practice of granting stock options to all selected and then serving executives once a year on an annual fixed-date basis, with an effective grant date as of the third business day after the public release of our prior fiscal year financial results. We follow this practice so that the exercise price associated with our annual stock option grants is generally then most likely to reflect all then currently publicly available material information about our company. For newly-hired executives or other employees to whom we determine to grant equity-based awards, such grants are effective on the date on which our Committee approves such grants. We only grant options with an exercise price equal to the closing sale price of our Common Shares on the effective date of grant. All options are granted with an exercise price equal to 100% of the fair market value (i.e., closing sale price) of our Common Shares on the date of grant. Our options generally vest and become exercisable with respect to 40% of the shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, and expire ten years after the grant date.

We have adopted a policy that prohibits the repricing of stock options, and we have never repriced any options (other than in connection with making equitable adjustments as required under our stock option and equity awards plans in connection with stock splits and our special cash dividend). Similarly, we have never engaged in any type of so-called stock option “back dating” practices or other similar grant date manipulations of stock options, and we will never do so in the future. While our chief executive officer recommends the recipients of our equity-based awards and the relative level of such awards, we do not delegate grant authority to him or any other members of our management.

We try to maintain our so-called “burn rate” of annual equity grants at around 1% of our fully-diluted outstanding Common Shares. In fiscal 2016 and fiscal 2017 to date, our total annual burn rate was approximately 0.7% and 1.1%, respectively, with approximately 0.3% and 0.4%, respectively, attributable to stock options and restricted stock granted to our named executive officers.

Other Benefits

Qualified Retirement Plan

Our 401k Retirement Savings Plan (formerly known as the Pension Plus Plan) is a profit-sharing plan with Code Section 401(k) features and covers all of our eligible employees and eligible employees of our subsidiaries, including our named executive officers, and uses a participating employee’s aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee’s account. A participating employee may elect to make deposits of up to 60% of his or her annual compensation. The 401k Retirement Savings Plan also provides for three types of employer contributions: (1) a basic contribution equal to 1% of a participating employee’s annual compensation; (2) a discretionary matching contribution, which is currently equal to one-fourth of the employee’s pre-tax deposits not exceeding 6% of such annual compensation; and (3) a discretionary profit performance contribution determined by our board of directors each year. For purposes of the profit performance contribution, we and our subsidiaries are divided into at least three profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on our overall operations meeting profitability targets, our having achieved a positive return on shareholders’ equity and that profit sharing group’s operating performance having been profitable. A participating employee’s share of the annual profit performance contribution, if any, for the employee’s profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee’s annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. For 2017, the 401k Retirement Savings Plan will provide only one type of employer contribution: a matching contribution equal to 100% of the first 3% of compensation and 50% of the next 2% of compensation deposited by an employee into the 401k Retirement Savings Plan. The employee’s deposits, the employer basic contributions and the 2017 and later matching contributions allocated to a participating employee’s account are fully vested upon deposit, and the employer pre-2017 matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after six years of service. Each participating employee has the right to direct the investment of the employee’s account in one or more of several available investment funds, including Common Shares. The vested portion of a participating employee’s account balance becomes distributable only after the employee’s termination of employment or upon attainment of age 59½, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of the employee’s own deposits for certain hardship reasons that are prescribed by applicable federal law.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a nonqualified defined contribution program whereby our eligible employees, including our named executive officers, may voluntarily make irrevocable elections to defer receipt of up to 100% of their annual cash compensation (i.e., salary and/or incentive bonus) on a pre-tax basis. The irrevocable election must be made prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum or periodic installments). During each quarter of the deferral period, we apply to the deferred amount an earnings credit based on the average prime interest rate of a designated Milwaukee, Wisconsin bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee’s deferred amount plus his or her earnings credits) will be paid out of our general corporate assets as they become due (i.e., after the employee’s specified commencement date).

Our Retirement Income and Supplemental Retirement Plan, or our “Supplemental Plan,” is available to eligible employees with annual compensation in excess of a specified level ($120,000 for calendar years 2016 and 2017), including each of our named executive officers. The Supplemental Plan includes two components. The first component applies to certain participants (called “RIP Participants”) and provides nonqualified pension benefits consistent with those that the Supplemental Plan has historically provided. The second component applies to all other participants (called “SRP Participants”) and provides an account-based supplemental retirement benefit. All benefits payable under the Supplemental Plan are paid out of our general corporate assets as they become due after retirement or other termination.

A RIP Participant is an eligible employee who was a participant in the Supplemental Plan on December 31, 2008, and who met at least one of the following requirements on January 1, 2009: (1) the participant was age 50 or older; (2) the participant had 20 or more years of service; or (3) the participant was a member of the Corporate Executive Committee. All of our named executive officers are RIP Participants.

A RIP Participant in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under our other employee benefit plans. For a RIP Participant entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2016, the reduction in annual Supplemental Plan benefits would equal approximately $30,500.

	Estimated Annual Pension Plan Benefits for Representative Years of Service
Final Five-Year Average Compensation	15	20	25	30
$100,000	$25,000	$33,300	$41,667	$50,000
200,000	50,000	66,600	83,334	100,000
350,000	87,500	116,550	145,834	175,000
500,000	125,000	166,500	208,335	250,000
650,000	162,500	216,450	270,835	325,000
800,000	200,000	266,400	333,333	400,000
950,000	237,500	316,350	395,836	475,000

The Supplemental Plan provides annual benefits to RIP Participants (calculated on a straight life annuity basis assuming the benefits commence at age 65) based on a formula that takes into account the employee’s average total compensation for the five highest compensation years within the employee’s last ten compensation years and the employee’s years of service (up to a maximum of 30). In calculating employee compensation for purposes of determining contributions to the Supplemental Plan for RIP Participants, we use a participating employee’s total cash compensation (which, for the named executive officers, is comprised of the salary and bonus amounts listed in the “Summary Compensation Table” below), excluding long-term performance cash amounts. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits for RIP Participants by the benefits attributable to the employer contributions received by the participating employee under our other employee benefit plans, such as the 401k Retirement Savings Plan and our former qualified pension plans.

A RIP Participant is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing ten years of service or qualifying for normal, early or disability retirement.

The Supplemental Plan provides that the retirement benefits to which Mr. Stephen Marcus, who is a RIP Participant, is entitled upon his separation from service with us commenced effective January 1, 2009 and we calculate such benefits as if Mr. Stephen Marcus had terminated his employment with us on December 31, 2008. As a result, Mr. Stephen Marcus receives approximately $300,127 in payments under our Supplemental Plan each fiscal year until his death.

The SRP Participants in the Supplemental Plan as of December 31, 2008 had their nonqualified supplemental pension benefits converted into an account balance benefit. The opening account balance for each of these individuals equaled the present value of his or her vested accrued supplemental pension benefit calculated under the Supplemental Plan as if such participant terminated employment on December 31, 2008. Each new SRP Participant in the Supplemental Plan will have an account balance benefit with an opening balance of zero.

Each SRP Participant’s account is credited with an allocation as of the last day of each calendar year if (1) the participant is considered a highly compensated employee for such year (for 2016 and 2017, had annual compensation in excess of $120,000 during the prior year), and (2) the participant has been credited with 1,000 hours of service during such year and is employed by us on the last day of such year, or has terminated employment during such year as a result of death, total and permanent disability, or retirement on or after age 65 with five years of service.

Each SRP Participant’s annual allocation depends on his or her employment status as of the last day of the calendar year. A SRP Participant who is a member of our corporate executive committee (group one), or who is a senior vice president, vice president, senior corporate associate or hotel general manager (group two), receives an allocation equal to a percentage of such participant’s compensation depending on such participant’s number of points. Points are determined by combining a participant’s age (as of his or her most recent birthday) and years of service as of the last day of a calendar year. The participant’s compensation for this purpose is his or her total direct compensation, excluding long-term performance cash amounts for periods. Each participant in group one or group two is eligible for an allocation equal to the percentage of compensation as forth in the following table:

Points	Group One Percentage of Compensation	Group Two Percentage of Compensation
<60	4%	2.0%
60 – 69	5%	2.5%
70 – 79	6%	3.0%
80+	7%	3.5%

Each other SRP Participant receives an allocation equal to 0.5% of his or her compensation, without regard to points. For 2017, in conjunction with the previously described increases in the 401k Retirement Savings Plan matching contribution, the percentage of compensation allocation for Group One and Group Two Participants was cut in half, and the 0.5% of compensation allocation for all other SRP Participants was eliminated. All accounts are credited quarterly with simple interest at the reference rate declared by Chase Bank N.A.

Each SRP Participant is 100% vested in his or her account upon termination of employment due to death, total and permanent disability, or retirement on or after age 65 with five years of service. In all other cases, an SRP Participant is vested in accordance with a graduated vesting schedule which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter. Each SRP Participant was required prior to December 31, 2008, to irrevocably elect the benefit payment date (or commencement date) and a form of payment for his or her account. Each new SRP Participant is required to make this election within the first 30 days of his or her participation date. Thereafter, every five years (e.g., 2010, 2015, 2020), a participant may make a new irrevocable election to apply to the allocations made to his or her account in the subsequent five years. An SRP Participant’s vested account will be paid on the later of his or her separation from service or the age elected by him or her, which must not be earlier than age 60 or later than age 65, or upon a total and permanent disability. An SRP Participant may elect to have his or her vested account paid in a single lump sum payment or installment payments over a number of years selected by the participant (not more than 10). If no election is made, an SRP Participant’s vested account will be paid in the form of a lump sum at the participant’s attainment of age 65, or separation from service, if later.

Executive Long Term Disability Plan

Our Executive Long Term Disability Plan provides supplemental long term disability insurance coverage for certain of our senior employees, including our named executive officers. The long term disability benefits that we provide under our Executive Long Term Disability Plan are in addition to any long term disability benefits that we provide to our employees generally and are fully insured under one or more individual insurance policies that we issue to each participant in the Executive Long Term Disability Plan. We are the named fiduciary for benefit claims under our Executive Long Term Disability Plan, and we have the right to determine all claims and appeals relating to the benefits that we provide under our Executive Long Term Disability Plan.

Perquisites

While our named executive officers may from time to time use certain of our properties for personal reasons, we generally incur no, or in some cases only nominal, incremental costs associated with such usage. We encourage our executive officers to personally use our properties because we believe that it is very important for our executives to be intimately familiar with our properties, our service and product offerings, and our markets. We believe that such personal hands-on experiences help us to enhance our customer services and be better positioned to understand, manage and operate our businesses. We otherwise provide only nominal perquisites to our named executive officers. No perquisites that we provided in fiscal 2016 to any named executive officer, individually or in the aggregate, had an incremental cost to us of in excess of $10,000.

Executive Stock Ownership

We have not adopted any executive or director stock ownership guidelines, although, as of the Record Date, the Marcus family beneficially owned approximately 31.2% of our outstanding shares and comprised the largest shareholder group in our company. Our other named executives each beneficially own significant amounts of our Common Shares through direct stock ownership, restricted stock awards and stock option grants. As of the Record Date, Messrs. Neis, Kissinger and Rodriguez beneficially owned 168,411, 145,558 and 20,970 shares, respectively. As a result, we believe that our senior management team’s financial interests are significantly and directly related to the economic interests of our shareholders without the necessity of imposing arbitrary stock ownership guidelines. We have adopted a policy prohibiting our directors, executive officers and substantial shareholders from trading in puts, calls and other derivative securities relating to our Common Shares. Our policy also prohibits our directors, executive officers and substantial shareholders from engaging in hedging or pledging transactions relating to our Common Shares. We believe that hedging against losses in our Common Shares breaks the alignment between our shareholders and our executives that the equity grants described in this CD&A are intended to build.

Impact of Tax, Accounting and Dilution Considerations

Prior to fiscal 2012, as a result of our executives’ compensation levels at the time, we did not take any action to qualify bonuses earned under our annual incentive bonus plan or restricted stock awards to comply with the regulations under Section 162(m) of the Code relating to the $1 million cap on executive compensation deductibility. We believed that stock options granted under our various stock option plans would qualify for tax deductibility under Section 162(m). At our 2011 annual meeting of shareholders, our shareholders approved an amendment and restatement of our 2004 Equity and Incentive Awards Plan (the “Plan”) to, among other things, make compensation awarded under the Plan eligible to qualify as “performance-based compensation” for purposes of Section 162(m), which qualification preserves the tax deductibility of such compensation in excess of the $1 million cap. The amendment and restatement also authorized the grant of cash-based incentive awards under the Plan to enable us to establish our future incentive award programs (annual and long-term) under the Plan and qualify the programs as performance-based compensation for purposes of Section 162(m) of the Code. We are asking our shareholders to re-approve the material terms of the performance goals at the Annual Meeting in order to preserve the tax deductibility of such compensation. Please see “Proposal 5 — Approval of the Material Terms of the Performance Goals Under Our Amended and Restated 2004 Equity Incentive Plan” below. Notwithstanding our intentions to qualify compensation payments for tax deductibility under Section 162(m), however, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will so qualify. In addition, our Compensation Committee reserves the right to provide compensation that does not qualify as performance based compensation under Section 162(m) to the extent it believes such compensation is necessary to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, qualified officers and other key employees.

In addition to Section 162(m) deductibility considerations, our Compensation Committee carefully considers the accounting and financial reporting expenses associated with our grants of equity-based awards. We also consider the relative level of potential dilution to our shareholders resulting from such grants. As a result, we attempt to maintain an annual equity-based grant burn rate level of approximately 1% of our fully-diluted outstanding Common Shares.

Summary Compensation Table

Set forth below is information regarding the compensation earned by, paid or awarded to Stephen H. Marcus, our chairman of the board, Gregory S. Marcus, our president and chief executive officer, Douglas A. Neis, our chief financial officer and treasurer, Thomas F. Kissinger, our senior executive vice president, general counsel and secretary, and Rolando B. Rodriguez, our executive vice president and chairman, president and chief executive officer of Marcus Theatres Corporation, during fiscal 2016, the Transition Period, fiscal 2015 and fiscal 2014. Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez comprised our named executive officers for fiscal 2016.

The following table sets forth for our named executive officers the following information for each relevant fiscal year: (1) the dollar amount of base salary earned; (2) the grant date fair value of all long-term equity-based awards held by each named executive officer; (3) the dollar amount of cash bonuses earned under our incentive bonus plan; (4) the change in pension value and the dollar amount of above-market earnings on nonqualified deferred compensation; (5) the dollar amount of all other compensation; and (6) the dollar value of total compensation.

Name and Current Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)(6)	Total
Stephen H. Marcus Chairman of the Board	2016	$458,861	$—	$—	$—	$232,579	$(58,017)	$300,127	$933,550
	TP	257,077	—	—	—	116,201	(175,839)	219,219	416,658
	2015	418,385	—	—	—	142,010	40,000	372,201	972,596
	2014	398,846	—	—	—	134,552	142,000	364,649	1,040,047
Gregory S. Marcus President and CEO	2016	$676,112	$—	$116,928	$223,440	$1,069,122	$445,306	$22,062	$2,552,970
	TP	380,269	—	185,721	385,434	416,961	202,203	10,460	1,581,048
	2015	622,173	—	78,206	386,595	493,370	375,000	20,698	1,976,042
	2014	587,692	—	59,202	310,500	617,494	424,000	20,188	2,019,076
Douglas A. Neis CFO and Treasurer	2016	$398,231	$20,000	$45,472	$87,416	$295,613	$162,000	$14,998	$1,023,730
	TP	223,308	—	73,889	152,076	108,477	119,000	7,474	684,224
	2015	368,384	30,000	65,654	128,084	137,935	157,000	17,414	904,471
	2014	349,231	20,000	21,879	113,400	186,150	319,000	16,609	1,026,269
Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary	2016	$439,054	$20,000	$50,112	$96,432	$306,568	$176,147	$15,118	$1,103,431
	TP	246,385	—	81,877	168,682	112,054	240,618	7,452	857,068
	2015	408,385	50,000	71,447	139,799	143,935	176,000	17,039	1,006,605
	2014	388,269	135,000	23,166	122,850	192,150	212,000	16,021	1,089,456
Rolando B. Rodriguez Executive Vice President, Chairman, President and CEO of Marcus Theatres Corporation	2016	$510,288	$40,000	$73,312	$98,000	$757,453	$109,711	$23,044	$1,611,808
	TP	286,346	—	117,823	174,800	291,458	130,142	11,808	1,012,377
	2015	472,981	—	101,378	140,580	409,535	78,000	15,922	1,218,396
	2014	379,039	—	195,600	54,000	206,917	—	561	836,117

(1)	Reflects the grant date fair value of the restricted stock awarded as determined using the closing sale price of our Common Shares on such date. The amount was computed in accordance with FASB ASC Topic 718.
(2)	Reflects the grant date fair value of the options awarded as determined using the closing sale price of our Common Shares on such date. The amount was computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations are discussed in Footnote 7 to our fiscal 2016 financial statements.
(3)	Reflects cash bonuses earned under our incentive bonus plan in connection with our achievement of the specific performance targets described above in the CD&A under “Cash Bonuses.” Fiscal 2014 and fiscal 2016 amounts also reflect cash awards earned under the performance cash component of our long-term incentive plan in connection with our achievement of the specific performance targets described above in the CD&A under “Long-Term Incentive Awards.”
(4)	The numbers in this column reflect the sum of (a) the aggregate change in the actuarial present value of accumulated benefits under our Supplemental Plan from the plan measurement date used for financial statement reporting purposes with respect to the applicable fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the applicable fiscal year, and (b) above-market earnings in our Deferred Compensation Plan. The change in present value of accumulated benefits under our Supplemental Plan during fiscal 2016 was due to changes in pay levels, a decrease in the assumed discount rate used to calculate the actuarial present value and a change in mortality tables (resulting in shorter life expectancies).
(5)	$46,069, $68,836 and $61,499 of the figures in this column for Mr. Stephen Marcus represents imputed income on split-dollar life insurance premiums paid by us for the Transition Period, fiscal 2015 and fiscal 2014, respectively. $300,127, $173,150, $300,127 and $300,127 of the amount in this column for Mr. Stephen Marcus represents payments received under our Supplemental Plan in fiscal 2016, the Transition Period, fiscal 2015 and fiscal 2014, respectively.
(6)	We paid $8,524, $7,667, $7,180, and $10,514 in premiums in fiscal 2016 under our Executive Long Term Disability Plan on behalf of Messrs. Greg Marcus, Neis, Kissinger and Rodriguez, respectively.

Grants of Plan-Based Awards

We maintain our 1995 Equity Incentive Plan, 2004 Equity and Incentive Awards Plan and our Long Term Incentive Plan, pursuant to which grants of restricted stock, stock options, performance stock awards and performance cash awards may be made to our named executive officers (other than Mr. Stephen Marcus, who is not eligible to receive any equity-based awards under our equity plans), as well as other employees. The following table sets forth information regarding all such incentive plan awards that were granted to our named executive officers in fiscal 2016. The amounts set forth below should not be added to amounts set forth in the Summary Compensation Table.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. S. Marcus	N/A	—	—	—	—	—	—	—	—	—	—
		0	$131,714	$320,285	—	—	—	—	—	—	—
Mr. G. Marcus	02/15/16	—	—	—	—	—	—	6,300	—	—	$116,928
	03/01/16	—	—	—	—	—	—	—	28,500	$18.68	223,440
		0	843,631	1,797,414	—	—	—	—	—	—	—
Mr. Neis	02/15/16	—	—	—	—	—	—	2,450	—	—	45,472
	03/01/16	—	—	—	—	—	—	—	11,150	$18.68	87,416
		0	286,714	520,285	—	—	—	—	—	—	—
Mr. Kissinger	02/15/16	—	—	—	—	—	—	2,700	—	—	50,112
	03/01/16	—	—	—	—	—	—	—	12,300	$18.68	96,432
		0	308,864	550,435	—	—	—	—	—	—	—
Mr. Rodriguez	02/15/16	—	—	—	—	—	—	3,950	—	—	73,312
	03/01/16	—	—	—	—	—	—	—	12,500	$18.68	98,000
		0	397,283	818,556	—	—	—	—	—	—	—

(1)	Our equity award granting practices are described above in the CD&A.
(2)	Reflects potential payouts under our annual incentive bonus plan and our performance cash component of our long-term incentive plan. For fiscal 2016, maximum awards were limited to approximately 215 – 270% of the named executive officer’s target award under our incentive bonus plan and 150% of the target award under the performance cash component of our long-term incentive plan.
(3)	The full grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

The portion of the above amounts of non-equity incentive plan (i.e., cash bonus) awards under our incentive plan were determined pursuant to our achievement in fiscal 2016 of the specific performance targets described above in the CD&A. The portion of the above amounts of non-equity incentive plan (i.e., long-term performance cash) awards under our long-term incentive plan were determined pursuant to our achievement in fiscal 2021 of the specific five-year performance targets for Messrs. Greg Marcus, Neis, Kissinger and Rodriguez, in each case, as described above in the CD&A. The number of our Common Shares subject to stock options and restricted stock awards granted to our named executive officers were also determined as described above in the CD&A.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding stock option and restricted stock awards held by our named executive officers at the end of fiscal 2016 on December 29, 2016, including the number of Common Shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Restricted Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#Exercisable)	No. of Common Shares Underlying Unexercised Options (#Unexercisable)		Equity Incentive Plan Awards: No. of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Common Shares That Have Not Vested		Market Value of Common Shares That Have Not Vested(1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Mr. S. Marcus	N/A	—		—	—	—	—		—	—	—
Mr. G. Marcus	15,000	—		—	$20.40	08/02/2017	—		—	—	—
	100,000	—		—	15.59	07/29/2018	—		—	—	—
	55,000	—		—	13.34	07/28/2019	—		—	—	—
	60,000	—		—	11.89	07/27/2020	—		—	—	—
	60,000	—		—	10.00	07/26/2021	—		—	—	—
	41,600	10,400	(2)	—	13.12	07/31/2022	—		—	—	—
	34,500	23,000	(3)	—	13.04	07/30/2023	—		—	—	—
	19,800	29,700	(4)	—	18.34	07/29/2024	—		—	—	—
	—	44,100	(5)	—	20.26	07/28/2025	—		—	—	—
	—	28,500	(6)	—	18.68	03/01/2026	—		—	—	—
	—	—		—	—	—	1,875	(7)	$59,156	—	—
	—	—		—	—	—	788	(8)	24,861	—	—
	—	—		—	—	—	788	(8)	24,861	—	—
	—	—		—	—	—	2,225	(9)	70,199	—	—
	—	—		—	—	—	2,300	(10)	72,565	—	—
	—	—		—	—	—	4,050	(11)	127,778	—	—
	—	—		—	—	—	9,300	(12)	293,415	—	—
	—	—		—	—	—	6,300	(13)	198,765	—	—
Mr. Neis	9,969	—		—	20.40	08/02/2017	—		—	—	—
	13,512	—		—	15.59	07/29/2018	—		—	—	—
	13,179	—		—	13.34	07/28/2019	—		—	—	—
	22,500	—		—	11.89	07/27/2020	—		—	—	—
	22,500	—		—	10.00	07/26/2021	—		—	—	—
	15,600	3,900	(14)	—	13.12	07/31/2022	—		—	—	—
	12,600	8,400	(15)	—	13.04	07/30/2023	—		—	—	—
	6,560	9,840	(16)	—	18.34	07/29/2024	—		—	—	—
	—	17,400	(17)	—	20.26	07/28/2025	—		—	—	—
	—	11,150	(18)	—	18.68	03/01/2026	—		—	—	—
	—	—		—	—	—	1,250	(19)	39,438	—	—
	—	—		—	—	—	313	(20)	9,875	—	—
	—	—		—	—	—	313	(20)	9,875	—	—
	—	—		—	—	—	825	(21)	26,029	—	—
	—	—		—	—	—	850	(22)	26,818	—	—
	—	—		—	—	—	3,400	(23)	107,270	—	—
	—	—		—	—	—	3,700	(24)	116,735	—	—
	—	—		—	—	—	2,450	(25)	77,298	—	—

	Option Awards						Restricted Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#Exercisable)	No. of Common Shares Underlying Unexercised Options (#Unexercisable)		Equity Incentive Plan Awards: No. of Common Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Common Shares That Have Not Vested		Market Value of Common Shares That Have Not Vested(1)	Equity Incentive Plan Awards: No. of Unearned Common Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Mr. Kissinger	9,969	—		—	20.40	08/02/2017	—		—	—	—
	13,512	—		—	15.59	07/29/2018	—		—	—	—
	13,179	—		—	13.34	07/28/2019	—		—	—	—
	14,077	—		—	11.89	07/27/2020	—		—	—	—
	5,351	—		—	10.00	07/26/2021	—		—	—	—
	17,600	4,400	(26)	—	13.12	07/31/2022	—		—	—	—
	13,650	9,100	(27)	—	13.04	07/30/2023	—		—	—	—
	7,160	10,740	(28)	—	18.34	07/29/2024	—		—	—	—
	—	19,300	(29)	—	20.26	07/28/2025	—		—	—	—
	—	12,300	(30)	—	18.68	03/01/2026	—		—	—	—
	—	—		—	—	—	1,250	(19)	39,438	—	—
	—	—		—	—	—	463	(31)	14,608	—	—
	—	—		—	—	—	463	(31)	14,608	—	—
	—	—		—	—	—	825	(21)	26,029	—	—
	—	—		—	—	—	900	(32)	28,395	—	—
	—	—		—	—	—	3,700	(33)	116,735	—	—
	—	—		—	—	—	4,100	(34)	129,355	—	—
	—	—		—	—	—	2,700	(35)	85,185	—	—
Mr. Rodriguez	—	4,000	(36)	—	13.04	07/30/2023	—		—	—	—
	7,200	10,800	(37)	—	18.34	07/29/2024	—		—	—	—
	—	20,000	(38)	—	20.26	07/28/2025	—		—	—	—
	—	12,500	(39)	—	18.68	03/01/2026	—		—	—	—
	—	—		—	—	—	7,500	(40)	236,625	—	—
	—	—		—	—	—	5,250	(41)	165,638	—	—
	—	—		—	—	—	5,900	(42)	186,145	—	—
	—	—		—	—	—	3,950	(43)	124,623	—	—

(1)	Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our Common Stock as of December 29, 2016 of $31.55.
(2)	10,400 options will vest on July 31, 2017.
(3)	11,500 options will vest on each of July 30, 2017 and July 30, 2018.
(4)	9,900 options will vest on each of July 29, 2017, July 29, 2018 and July 29, 2019.
(5)	17,640 options will vest on July 28, 2017, and 8,820 options will vest on each of July 28, 2018, July 28, 2019 and July 28, 2020.
(6)	11,400 options will vest on March 1, 2018, and 5,700 options will vest on each of March 1, 2019, February 29, 2020 and March 1, 2021.
(7)	1,875 shares of restricted stock will vest upon retirement, permanent disability or death.
(8)	788 shares of restricted stock will vest upon retirement, permanent disability or death.
(9)	2,225 shares of restricted stock will vest on July 18, 2017.
(10)	2,300 shares of restricted stock will vest on July 18, 2018.
(11)	2,025 shares of restricted stock will vest on each of July 23, 2017 and July 23, 2019.
(12)	4,650 shares of restricted stock will vest on each of July 21, 2018 and July 21, 2020.
(13)	3,150 shares of restricted stock will vest on each of February 15, 2019 and February 15, 2021.
(14)	3,900 options will vest on July 31, 2017.
(15)	4,200 options will vest on each of July 30, 2017 and July 30, 2018.
(16)	3,280 options will vest on each of July 29, 2017, July 29, 2018 and July 29, 2019.
(17)	6,960 options will vest on July 28, 2017, and 3,480 options will vest on each of July 28, 2018, July 28, 2019 and July 28, 2020.
(18)	4,460 options will vest on March 1, 2018, and 2,230 options will vest on each of March 1, 2019, February 29, 2020 and March 1, 2021.

(19)	1,250 shares of restricted stock will vest upon retirement, permanent disability or death.
(20)	313 shares of restricted stock will vest upon retirement, permanent disability or death.
(21)	825 shares of restricted stock will vest on July 18, 2017.
(22)	850 shares of restricted stock will vest on July 18, 2018.
(23)	1,700 shares of restricted stock will vest on each of July 23, 2017 and July 23, 2019.
(24)	1,850 shares of restricted stock will vest on each of July 21, 2018 and July 21, 2020.
(25)	1,225 shares of restricted stock will vest on each of February 15, 2019 and February 15, 2021.
(26)	4,400 options will vest on July 31, 2017.
(27)	4,550 options will vest on each of July 30, 2017 and July 30, 2018.
(28)	3,580 options will vest on each of July 29, 2017, July 29, 2018 and July 29, 2019.
(29)	7,720 options will vest on July 28, 2017, and 3,860 options will vest on each of July 28, 2018, July 28, 2019 and July 28, 2020.
(30)	4,920 options will vest on March 1, 2018, and 2,460 options will vest on each of March 1, 2019, February 29, 2020 and March 1, 2021.
(31)	463 shares of restricted stock will vest upon retirement, permanent disability or death.
(32)	900 shares of restricted stock will vest on July 18, 2018.
(33)	1,850 shares of restricted stock will vest on each of July 23, 2017 and July 23, 2019.
(34)	2,050 shares of restricted stock will vest on each of July 21, 2018 and July 21, 2020.
(35)	1,350 shares of restricted stock will vest on each of February 15, 2019 and February 15, 2021.
(36)	2,000 options will vest on each of July 30, 2017 and July 30, 2018.
(37)	3,600 options will vest on each of July 29, 2017, July 29, 2018 and July 29, 2019.
(38)	8,000 options will vest on July 28, 2017 and 4,000 options will vest on each of July 28, 2018, July 28, 2019 and July 28, 2020.
(39)	5,000 options will vest on March 1, 2018, and 2,500 options will vest on each of March 1, 2019, February 29, 2020 and March 1, 2021.
(40)	7,500 shares of restricted stock will vest on July 30, 2018.
(41)	2,625 shares of restricted stock will vest on each of July 23, 2017 and July 23, 2019.
(42)	2,950 shares of restricted stock will vest on each of July 21, 2018 and July 21, 2020.
(43)	1,975 shares of restricted stock will vest on each of February 15, 2019 and February 15, 2021.

Option Exercises and Restricted Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during fiscal 2016 for each of our named executive officers on an aggregated basis. The amounts set forth below should not be added to the amounts set forth in the Summary Compensation Table.

Name	Number of Shares Acquired on Option Exercise	Value Realized on Option Exercise(1)	Number of Shares Acquired on Vesting of Restricted Shares	Value Realized on Vesting of Restricted Shares(2)
Mr. S. Marcus	N/A	—	N/A	—
Mr. G. Marcus	15,000	$33,600	4,925	$107,594
Mr. Neis	33,340	180,346	1,800	39,321
Mr. Kissinger	41,591	327,348	1,900	41,504
Mr. Rodriguez	6,000	64,320	7,500	166,125

(1)	Reflects the amount calculated by multiplying the number of shares received upon exercise of options by the difference between the closing price of our Common Shares on the exercise date and the exercise price of the exercised options.
(2)	Reflects the amount calculated by multiplying the number of vested restricted shares by the closing price of our Common Shares on the date the restricted shares vested.

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefits under our Supplemental Plan as of the end of fiscal 2016 on December 29, 2016, assuming benefits are paid at normal retirement age based on current levels of compensation, as well as payments made to Mr. Stephen Marcus during fiscal 2016 under our Supplemental Plan as a result of his retirement on January 6, 2009 as our chief executive officer. The table also shows the number of years of credited service under each such plan, which are subject to a maximum of 30. The amounts set forth below should not be added to the amounts set forth in the Summary Compensation Table.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Mr. S. Marcus	Supplemental Plan	30	(1)	$3,421,000	$300,127
Mr. G. Marcus	Supplemental Plan	24		2,778,000	—
Mr. Neis	Supplemental Plan	30		1,830,000	—
Mr. Kissinger	Supplemental Plan	22		1,479,000	—
Mr. Rodriguez	Supplemental Plan	2		316,000	—

(1)	Mr. Stephen Marcus has been employed by us for 55 years, but his years of credited service under the Supplemental Plan are subject to a maximum of 30.

Our Supplemental Plan benefits payable to Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez are determined under the formula illustrated above in the CD&A. Covered compensation for purposes of the Supplemental Plan consists of salary, bonus and non-equity incentive compensation, but excluding long-term performance cash amounts. As of the end of fiscal 2016 on December 29, 2016, the estimated annual benefits payable under the Supplemental Plan at normal retirement age to Messrs. Stephen Marcus, Greg Marcus, Neis, Kissinger and Rodriguez were $300,000, $332,000, $173,000, $145,000 and $31,000, respectively. The payments to Mr. Stephen Marcus under the Supplemental Plan in fiscal 2016 are discussed above under “Nonqualified Deferred Compensation.”

Nonqualified Deferred Compensation

The following table sets forth annual executive and Company contributions under our Deferred Compensation Plan, as well as each named executive officer’s withdrawals, earnings and fiscal year end balances in those plans. The amounts set forth below should not be added to the amounts set forth in the Summary Compensation Table.

Name	Executive Contributions in Fiscal 2016(1)	Company Contributions in Fiscal 2016	Aggregate Earnings in Fiscal 2016(2)	Aggregate Withdrawals/ Distributions in Fiscal 2016	Aggregate Balance at December 29, 2016(3)
Mr. S. Marcus	$—	$—	$6,015	$49,219	$174,923
Mr. G. Marcus	33,806	—	11,011	—	339,269
Mr. Neis	—	—	—	—	—
Mr. Kissinger	48,296	—	31,103	—	934,531
Mr. Rodriguez	76,543	—	10,011	—	331,602

(1)	All of the amounts reported in this column were also reported as compensation in the Summary Compensation Table.
(2)	Certain amounts reported in this column were considered above-market earnings and therefore are reported as compensation in the Summary Compensation Table, including $983 for Mr. Stephen Marcus, $3,306 for Mr. Greg Marcus, $5,147 for Mr. Kissinger and $1,711 for Mr. Rodriguez.
(3)	The amounts reported in this column include $153,892 for Mr. Stephen Marcus, $267,191 for Mr. Greg Marcus, $0 for Mr. Neis, $624,048 for Mr. Kissinger and $236,911 for Mr. Rodriguez that was previously reported as compensation in the Summary Compensation Table for years prior to fiscal 2016.

Disclosure Regarding Termination and Change in Control Provisions

Employment, Severance and Change in Control Agreements

We do not provide our executives with individual employment, severance or change-in-control agreements, other than the benefit plans otherwise described above in the CD&A and our standard policies generally applicable to all salaried employees. Generally, the vesting period for our stock option grants, restricted stock awards and performance cash awards will be accelerated upon normal retirement or death. Our Compensation Committee has discretion to accelerate the vesting of such grants and awards upon a potential future change-in-control of our company.

Non-Employee Director Compensation

The following table sets forth information regarding the compensation received by each of our non-employee directors during fiscal 2016. Our other directors are named executive officers and receive no compensation for their services as directors and are therefore omitted from the table.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Restricted Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Diane Marcus Gershowitz	$22,750	$8,507	$47,325	$9,718	—	—	$103,312	$191,612
Daniel F. McKeithan, Jr.	34,250	8,507	47,325	9,718	—	—	2,212	102,012
Allan H. Selig	25,750	8,507	47,325	9,718	—	—	2,212	93,512
Timothy E. Hoeksema	25,250	8,507	47,325	9,718	—	—	2,212	93,012
Philip L. Milstein	37,250	8,507	47,325	9,718	—	—	2,212	105,012
Bronson J. Haase	23,708	8,507	47,325	9,718	—	—	2,212	91,470
James D. Ericson	25,250	8,507	47,325	9,718	—	—	2,212	93,012
Brian J. Stark	34,250	8,507	47,325	9,718	—	—	2,212	102,012
Bruce J. Olson	19,550	8,507	47,325	9,718	—	—	1,453	86,553
Katherine M. Gehl	31,250	8,507	47,325	9,718	—	—	1,172	97,972
David M. Baum	23,000	11,996	67,630	9,718	—	—	492	112,836

_____________

(1)	The dollar amount is equal to the number of shares issued multiplied by the closing sale price of our Common Shares on May 4, 2016, the date the shares were issued. The dollar amount for Mr. Baum also includes shares he received on February 15, 2016.

(2)	Reflects the grant date fair value of the restricted stock awarded as determined using the closing sale price of our Common Shares on such date. The amount was computed in accordance with FASB ASC Topic 718.
(3)	Reflects the grant date fair value of the options awarded as determined using the closing sale price of our Common Shares on such date. The amount was computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations are discussed in Footnote 7 to our fiscal 2016 financial statements.
(4)	$101,100 of the amount in this column for Diane Marcus Gershowitz represents imputed income on split-dollar life insurance premiums paid by us.

Pursuant to our non-employee director compensation plan, our non-employee directors received in fiscal 2016: (1) a cash retainer of $15,000; (2) a board meeting attendance fee of $3,500; and (3) a restricted stock grant of 1,500 Common Shares that vest at the earlier of (a) 100% upon the director’s normal retirement from the board of directors or (b) 50% upon the third anniversary of the grant date if the individual is then still serving as a director and the remaining 50% upon the fifth anniversary of the grant date if the individual is then still serving as a director. In addition to the foregoing, in fiscal 2016, each non-employee director received: (1) 429 Common Shares on May 4, 2016, the date of our 2016 annual shareholders’ meeting; (2) $1,250 for each board committee meeting attended (or $1,500 per committee meeting attended if that person served as the committee’s chairperson), except that each member of the Audit Committee received $1,500 per committee meeting attended, and the chairman of the Audit Committee received $2,000 per committee meeting attended; and (3) an option to purchase 1,000 Common Shares on December 29, 2016, the last day of fiscal 2016. The exercise price of all options granted to non-employee directors is equal to 100% of the fair market value of the Common Shares on the date of grant. On December 29, 2016, the last day of fiscal 2016, each non-employee director received his or her 1,500 share restricted stock grant and option grant to purchase 1,000 shares of Common Shares at an exercise price of $31.55 per share. All options granted to our non-employee directors have a term of ten years and are fully vested and exercisable immediately after grant.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussion, has recommended to the board of directors that the CD&A be included in this proxy statement.

By the Compensation Committee:
Allan H. Selig, Chairman
Philip L. Milstein
James D. Ericson

AUDIT COMMITTEE REPORT

To the Board of Directors of The Marcus Corporation:

Each of the undersigned Audit Committee members: (1) served on the Audit Committee during fiscal 2016; (2) is an independent, non-employee director as defined by the rules of the NYSE and the SEC; and (3) is an “audit committee financial expert,” as defined by the SEC. Our Audit Committee has a written charter, which is available on the Company’s website at www.marcuscorp.com.

Our Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Our management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. We have also relied on the representations of Deloitte & Touche LLP included in its report on the Company’s fiscal 2016 financial statements. Our discussions with management and Deloitte & Touche LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that Deloitte & Touche LLP is in fact “independent.”

Our Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 29, 2016 with management and has discussed with Deloitte & Touche LLP its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and other matters required to be discussed by Statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended. Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from management and the Company and considered the compatibility of Deloitte & Touche LLP’s provision of non-audit services with its independence.

Our Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. We met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the fiscal year ended December 29, 2016 for filing with the SEC.

This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:
Philip L. Milstein, Chairman
Daniel F. McKeithan, Jr.
Brian J. Stark
Katherine M. Gehl

PROPOSAL 2 — APPROVAL, BY ADVISORY VOTE, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As indicated by the preceding discussion, executive compensation is an important matter both to us and to our shareholders. In addition, Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our shareholders with an opportunity to approve the compensation of our named executive officers by a non-binding advisory vote. Accordingly, we are seeking the approval of our shareholders through this advisory vote of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. At our 2016 annual meeting, over 99% of the votes cast and over 98% of all shares entitled to vote at the meeting were voted in favor of the compensation of our named executive officers. In developing our executive compensation and benefit programs that were in effect for fiscal 2016 as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement, we maintained during fiscal 2016 many of the same executive compensation and benefit programs that were overwhelmingly approved by our shareholders at our 2016 annual meeting.

We have designed our executive compensation program to attract, motivate and retain people with the skills required to achieve our performance goals in a competitive business environment, and to enhance our overall financial performance. Our compensation programs are based on the principle of pay for performance. Our intention is for our executive compensation programs to reflect the level of our executive officers’ individual contributions and our corporate performance, while striking an appropriate balance between short-term and longer-term corporate performance. We evaluate performance over several periods of time, and while the specific elements of executive compensation vary from time to time, our executive compensation programs focus on the principle of pay for performance, both in program design and in the specific awards.

In addition, we and the Compensation Committee of our board of directors consider the following principles when designing and implementing compensation programs for our executive officers:

•	We strive to compensate our executives at competitive levels to ensure that we attract, retain and motivate our key management employees who we expect will contribute significantly to our long-term success and value creation.
•	We link our executives’ compensation to the achievement of pre-established financial and individual performance goals that are focused on the creation of long-term shareholder value.

Our executive compensation programs are designed to foster an ownership mentality and an entrepreneurial spirit in our management team. We try to do this by providing our executives with a substantial long-term incentive compensation component that helps to more closely align our executives’ financial interests with those of our shareholders over an extended performance period, and that otherwise encourages executives to take appropriate and measured market-responsive risk-taking actions that will facilitate our long-term growth and success.

Our board of directors would like the approval of our shareholders of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives in this proxy statement. Accordingly, for the reasons we discuss above, our board of directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section, compensation tables, and accompanying narratives contained in this proxy statement.”

The compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.

As this is an advisory vote, the results of the vote will not be binding on our board of directors, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our executive compensation programs, and our Compensation Committee will review and consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled “Contacting the Board.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY
VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 requires that we provide shareholders with a vote on how frequently we will submit the advisory vote on the compensation of our named executive officers to our shareholders. Accordingly, we are asking our shareholders whether the advisory vote on the compensation of our named executive officers should occur every year, every two years or every three years.

Our Board recommends that shareholders vote for the submission of the advisory vote on the compensation of our named executive officers to our shareholders every year (an annual vote) because we believe that an annual vote promotes best governance practices and facilitates our Compensation Committee’s and our senior management’s consideration of the views of our shareholders in structuring our compensation programs for our named executive officers. We believe that an annual vote provides our Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allows our Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.

For the reasons discussed above, our Board recommends that shareholders vote for holding an advisory vote on the compensation of our named executive officers at our annual meeting of shareholders every year. In voting on this Proposal 3, shareholders should be aware that they are not voting “for” or “against” the Board’s recommendation. Rather, shareholders will be voting to determine, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers, which may be every year, two years, or three years, or shareholders may abstain entirely from voting on the proposal.

The frequency of the advisory vote on the compensation of our named executive officers receiving the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the advisory vote on the compensation of our named executive officers that shareholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency.

Although the outcome of this advisory vote is non-binding, our Board will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE SUBMITTED TO SHAREHOLDERS EVERY YEAR. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE SUBMISSION OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO OUR SHAREHOLDERS EVERY YEAR.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2016

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2017. Although not required to be submitted to a shareholder vote, our board of directors believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by our shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the full board of directors will ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting.

THE BOARD RECOMMENDS THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2017 AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH RATIFICATION. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2017.

PROPOSAL 5 — APPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE GOALS UNDER OUR AMENDED AND
RESTATED 2004 EQUITY INCENTIVE PLAN

Our Board has proposed approval of the material terms of the performance goals under our amended and restated 2004 Equity Incentive Plan (the “Plan”) to enable us to grant fully tax-deductible performance-based awards under the Plan. The Plan was previously approved by our shareholders in 2011, and we are not currently seeking shareholder approval for any amendments to, or additional shares under, the Plan. We are asking shareholders only to approve the material terms of the performance goals under the Plan.

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s three most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by shareholders every five years. Therefore, we are seeking shareholder approval of the material terms of the performance goals at the Annual Meeting to enable us to grant fully tax-deductible performance-based awards.

Shareholder approval of the material terms of performance goals under the Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Plan to qualify for the performance-based compensation exemption under Section 162(m), and shareholder approval of the material terms of the performance goals of the Plan does not alone ensure that all compensation paid under the Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, nothing in this proposal precludes us from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

Material Terms of the Performance Goals Under the Plan

For purposes of Section 162(m), the material terms of the performance goals include: (a) the employees eligible to receive compensation; (b) the description of the business criteria on which the performance goals may be based; and (c) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and shareholder approval of this Proposal 5 constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements. The following summary is qualified in its entirety by reference to the complete text of the Plan, which is attached hereto as Annex A.

Eligibility.  Any of our and our affiliates’ key employees and our non-employee directors are eligible to receive discretionary awards under the Plan. All non-employee directors receive automatic grants of options under the Plan, unless our Committee determines otherwise. There are currently approximately 456 eligible participants in the Plan, of whom 445 are key employees and eleven are non-employee directors.

Performance Goals.  Stock options and stock appreciation rights granted under the Plan are designed to be exempt from the $1 million deduction limit imposed by Section 162(m) due to the Plan’s requirement that they have an exercise price per share no lower than the fair market value of a share on the date of grant. The Plan also provides for performance-based awards that may be granted in the form of cash or ordinary shares (including share options). The administrator of the Plan will determine the terms and conditions of such awards, and may condition them on the achievement of performance goals.

For purposes of the Plan, performance goals mean any goals our Committee establishes that relate to one or more of the following with respect our company or any one or more of our affiliates or other business units:

(1)	Revenues;
(2)	Gross operating profit;
(3)	Operating income;
(4)	Consolidated pre-tax income/earnings (adjusted or unadjusted);
(5)	Division pre-tax income/earnings (adjusted or unadjusted);
(6)	Net earnings;
(7)	Earnings per share;
(8)	Earnings before interest, taxes, depreciation and/or amortization (“EBITDA”) (adjusted or unadjusted);
(9)	Economic profit;
(10)	Operating margins and statistics;
(11)	Average return on invested capital;
(12)	Other financial return and leverage ratios; or
(13)	Total shareholder return metrics.

As to each performance goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by our Committee, will exclude the effects of the following: (1) charges for reorganizing and restructuring; (2) discontinued operations; (3) asset write-downs; (4) gains or losses on the disposition of a business; (5) changes in tax or accounting principles, regulations or laws; (6) mergers, acquisitions or dispositions; (7) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (8) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, we identify in our publicly filed periodic or current reports, our audited financial statements or the Management’s Discussion and Analysis section of our annual report. To the extent consistent with Section 162(m), our Committee may also provide for other adjustments to performance goals in the agreement evidencing any award at the time the award is granted. In addition, our Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (1) litigation, claims, judgments or settlements; (2) the effects of changes in other laws or regulations affecting reported results; and (3) accruals of any amounts for payment under the Plan or any other compensation arrangements maintained by us; provided that, with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. With respect to performance share awards that will or may be considered “performance-based compensation” under Section 162(m) of the Code, our Committee may in its discretion reduce or eliminate compensation or other economic benefit due upon attainment of a performance goal if the exercise of such negative discretion does not result in an increase in the amount payable to another participant under the Plan.

In addition, in the case of awards that our Committee determines at the date of grant will not be considered “performance-based compensation” under Section 162(m) of the Code, our Committee may establish other performance goals and provide for other exclusions or adjustments not listed in the Plan.

Limitations and Maximum Awards under the Plan.  To qualify as performance-based compensation under Section 162(m), we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. The award limits in the Plan provide that no participant may be granted awards that could result in such participant:

•	receiving options or stock appreciation rights for more than 300,000 Common Shares during any fiscal year;
•	receiving awards of restricted stock or restricted stock units relating to more than 300,000 Common Shares during any fiscal year;
•	receiving, with respect to any awards of performance shares with performance periods beginning in the same fiscal year, an aggregate of more than 300,000 Common Shares;
•	receiving, with respect to an annual incentive award in respect of any single fiscal year, a cash payment (or grant of Common Shares of equivalent fair market value) of more than $15,000,000; or
•	receiving, with respect to any long-term incentive award with performance periods beginning in the same fiscal year, a cash payment (or grant of Common Shares of equivalent fair market value) of more than $15,000,000.

Each of these limitations is subject to adjustment as described below.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan other than the material terms of the performance goals, which are summarized above. A copy of the Plan is attached hereto as Annex A and is incorporated by reference herein. The following summary and the summary above are qualified in their entirety by reference to the full and complete text of the Plan. Any inconsistencies between the summaries and the text of the Plan will be governed by the text of the Plan.

General

The Plan was approved by our shareholders in 2011. The Plan is the primary vehicle the Company has used to grant long-term equity awards to directors and participating management employees. The awards made to participants under the Plan have historically consisted of stock options and/or restricted shares.

The Company’s long-term incentive grants are a very important component of our overall compensation program for our executive and managerial employees. We and our Compensation Committee believe strongly that cash compensation must be supplemented by meaningful equity ownership by management at all levels of our organization. A continuing stake in the overall performance of the Company, and the multi-year duration of awards made under Plan, contribute significantly to management’s commitment to the creation of long-term shareholder value.

Administration

In general, the Plan is administered by the Compensation Committee of our Board, or any other committee of our Board designated to administer the Plan (the “Committee”), so long as the Committee is composed of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Plan also requires the directors who serve on the Committee to be “outside directors” within the meaning of Section 162(m) of the Code. If at any time the Committee does not exist, the functions of the Committee will be exercised by those members of our Board who qualify as non-employee directors and as outside directors within the meaning of Section 162(m) of the Code.

Under the Plan, among other functions, the Committee has the authority to: (1) designate participants; (2) determine the type or types of awards to be granted to each participant (provided that incentive stock options may be granted only to key employees); (3) determine the number of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) awards; (4) determine the terms and conditions of any award; (5) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Common Shares, other securities, other awards or other property, and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (6) determine whether, to what extent and under what circumstances cash, Common Shares, other awards and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (7) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan (including, without limitation, any award agreement); (8) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (9) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Except as otherwise provided in the Plan, all determinations and interpretations of the Committee with respect to the Plan and any award agreements may be made in the sole discretion of our Committee, whose determination and interpretations will be binding on all parties.

Under the Plan, our Board may delegate to another committee of our Board, or the Committee may delegate to one or more of our officers, any or all of the Committee’s authority and responsibility, except with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code or awards made to participants who are subject to Section 16 of the Exchange Act, unless the delegation is to another committee of our Board consisting entirely of non-employee directors who also qualify as outside directors within the meaning of Section 162(m) of the Code.

Awards Under the Plan

The Plan authorizes the Committee to grant to key employees: (1) stock options, which may be either incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code or non-qualified stock options; (2) stock appreciation rights (“SARs”); (3) restricted stock; and (4) performance shares. In addition to awards to key employees, the Plan provides for automatic grants of non-qualified stock options to each non-employee director. Specifically, each non-employee director receives (a) a non-qualified stock option to purchase 1,000 Common Shares on the date that such non-employee director is first elected or appointed to our Board and (b) a non-qualified stock option to purchase 1,000 Common Shares as of the last day of each fiscal year that such non-employee director is then serving as a director.

The Plan also authorizes the Committee to grant any of the four types of awards listed above to non-employee directors and to grant to key employees or non-employee directors two additional types of awards, restricted stock units and cash-based incentive awards. The Plan also authorizes the Committee to modify or discontinue the automatic option grants to non-employee directors.

We cannot currently determine the number or types of awards that may be granted to particular eligible participants under the Plan. Such determinations will be made from time to time by our Committee, subject to the limitations in the Plan.

On March 3, 2017, the last reported sales price per Common Share on the NYSE was $30.85.

Terms of Awards

Options

Options.  The exercise price per Common Share subject to an option granted under the Plan is determined by our Committee, provided that the exercise price may never be less than the fair market value of a Common Share as determined on the date of grant, and the date of grant must be on or after the date on which the Committee approves the grant. The term of an option granted under the Plan is also determined by our Committee, provided that the term of an option may not exceed ten years. Options granted under the Plan become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by our Committee. Our Committee determines the methods by which options may be exercised and, unless our Committee determines that it would not be in our interests to do so, one of the available methods will be for the participant to make payment in full of the exercise price in cash, by tendering previously owned Common Shares having a fair market value on the date of exercise equal to the option exercise price or by tendering Common Shares otherwise receivable upon exercise of the option having a fair market value at the time of exercise equal to the option exercise price. All ISOs granted under the Plan are also required to comply with all other terms of Section 422 of the Code, and only key employee participants may receive ISOs. The Plan permits ISOs to be granted until the tenth anniversary of Board approval of the Plan, which occurred on July 14, 2011.

Automatic Grants of Non-Qualified Options to Non-Employee Directors.  The exercise price per Common Share of the automatic non-qualified options granted under the Plan to non-employee directors equals the fair market value of a Common Share on the date of grant. The term of each such option is ten years. A non-employee director may exercise a non-qualified option by making payment in full of the exercise price in cash, by tendering previously owned Common Shares having a fair market value on the date of exercise equal to the option exercise price or by tendering Common Shares otherwise receivable upon exercise of the option having a fair market value at the time of exercise equal to the option exercise price. The Plan gives the Committee discretion to modify or discontinue the automatic grants of non-qualified options to non-employee directors.

The Plan prohibits the repricing of stock options granted under the Plan.

SARs

SAR awards under the Plan may be made to key employees or non-employee directors. An SAR granted under the Plan confers on the holder a right to receive for each one Common Share to which the SAR relates, upon exercise thereof, the excess of (1) the fair market value of one Common Share on the date of exercise over (2) the grant price of the SAR as specified by our Committee. The grant price of an SAR under the Plan may not be less than the fair market value of a Common Share on the date of grant, and the date of grant may not be prior to the date on which the Committee approves the grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, Common Shares or other consideration) and any other terms and conditions of any SAR granted under the Plan is determined by our Committee; provided that the term of a SAR may not exceed ten years from the date of grant.

The Plan prohibits the repricing of SARs granted under the Plan.

Restricted Stock and Restricted Stock Units

The Plan authorizes the grant of restricted stock and restricted stock unit awards to key employees and non-employee directors. Restricted Common Shares and restricted stock units granted under the Plan are subject to such restrictions as our Committee may impose, including any limitation on the right to vote such Common Shares or the Common Shares underlying such restricted stock units or receive dividends thereon. The restrictions imposed on the Common Shares or restricted stock units may lapse separately or in combination at such time or times, or in such installments or otherwise, as our Committee may deem appropriate. Except as otherwise determined by our Committee, upon termination of a key employee’s employment or a non-employee director’s service for any reason during the applicable restriction period, all shares of restricted stock or restricted stock units still subject to restriction are forfeited by the key employee or non-employee director. Under the Plan, our Committee has the authority at its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units granted. The Committee determines all other terms of restricted stock units, including the date on which the units will be settled and whether to settle the units in cash, in Common Shares (including restricted stock) or in a combination of cash and Common Shares.

Performance Shares

The Plan authorizes the grant of performance share awards to key employees and non-employee directors. Our Committee determines the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Payment on performance shares is made in Common Shares (which, at the discretion of our Committee, may be shares of restricted stock) equal to the number of performance shares payable. Our Committee may provide that, during a performance period, participants are paid cash amounts, with respect to each performance share held by such participants, corresponding to the cash dividend paid on a Common Share. Participants have no voting rights with respect to performance shares held by them.

Incentive Awards

Our Committee may grant annual and long-term incentive awards under the Plan to key employees and non-employee directors. An incentive award is the right to receive a cash payment (or a number of shares of equivalent value) to the extent performance goals are achieved. The Committee determines all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. Our Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period our Committee specifies, although our Committee may specify that performance goals subject to an award are deemed achieved upon a participant’s death, disability or change in control. The performance period for an annual incentive award must relate to a period of at least one of our fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of our fiscal years, except in each case, if the award is made at the time of commencement of employment or service with our company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent our Committee determines that payment will be in Common Shares or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Adjustments

In the event of any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares subject to the Plan or other of our securities, or other similar corporate transaction or event that affects the Common Shares, our Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and the awards (and subject to limitations specified in the Plan), adjust: (1) the number and type of Common Shares subject to the Plan and which thereafter may be made the subject of awards (including ISOs) under the Plan; (2) the award limits specified in the Plan; (3) the number and type of Common Shares subject to outstanding awards; (4) the performance goal or goals established under any award; and (5) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

No award granted under the Plan may be assigned, sold, transferred or encumbered by any participant, other than by will or by the laws of descent and distribution, except to the extent allowed by our Committee and in a manner specified by our Committee. Each award is exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination

Our board of directors may amend, alter, suspend, discontinue or terminate the Plan at any time, except that shareholder approval of any amendment to the Plan must first be obtained if otherwise required by: (1) the Code or any rules thereunder, (2) the listing requirements of the NYSE or any other principal securities exchange or market on which the Common Shares are then traded or (3) any other applicable law. Shareholders also must approve any amendments to materially increase the number of Common Shares authorized under the Plan or an amendment to the prohibition on repricing of options and SARs. Termination of the Plan will not affect the rights of key employees or non-employee directors with respect to awards previously granted to them, the authority of our Board to amend, alter, suspend, discontinue or terminate the Plan or of our Committee to administer the Plan, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. The Committee generally may modify or amend any award, or waive any restrictions or conditions applicable to an award or the exercise of an award, or amend, modify or cancel any terms and conditions applicable to any award, subject to certain limitations specified in the Plan.

Withholding

Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the Plan, the key employee will be required to pay to us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by our Committee, withholding obligations arising with respect to awards under the Plan may be settled with Common Shares previously owned or with Common Shares that are part of or otherwise receivable upon exercise of the award that gives rise to the withholding requirement. Our obligations under the Plan are conditional on such payment or arrangements, and we and any subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. Our Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Common Shares.

Certain U.S. Federal Income Tax Consequences

Stock Options

The grant of a stock option under the Plan creates no income tax consequences to the key employee, non-employee director or us. A key employee or non-employee director who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Shares at such time over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or non-employee director. A subsequent disposition of the Common Shares will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Shares on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending on the length of time the Common Shares have been held.

In general, if a key employee holds the Common Shares acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize no income or gain as a result of the exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the key employee on the disposition of the Common Shares will be treated as a long-term capital gain or loss. No deduction will be allowed to us. If either of these holding period requirements is not met, then the key employee will recognize ordinary income at the time of the disposition equal to the lesser of: (1) the gain realized on the disposition or (2) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending on the length of time the Common Shares had been held.

Stock Appreciation Rights

The grant of an SAR creates no income tax consequences for the participant or us. Upon exercise of an SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Shares or other property received, except that if the participant receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock

A participant will not recognize income upon receiving an award of restricted stock under the Plan unless the election described below is made. However, a participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. We will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid (and will not be eligible for taxation at rates applicable to “qualifying dividends”). We will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. We will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment (taxable at rates applicable to “qualifying dividends”) and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of the deduction we originally claimed with respect to such shares.

Restricted Stock Units

The grant of a restricted stock unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Performance Shares

The grant of performance shares will create no income tax consequences for the participant or us. Upon the receipt of Common Shares or other property at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of any Common Shares or other property received. In addition, the participant will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by us with respect to Common Shares. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash or fair market value of shares paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Securities Authorized for Issuance under Equity Compensation Plans

The following table lists certain information about our two stock option plans, our 1995 Equity Incentive Plan and the Plan, both of which were approved by our shareholders. We do not have any equity-based compensation plans that have not been approved by our shareholders.

Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
1,563,000	$15.94	1,352,000

Vote Required

The affirmative vote of a majority of the votes present or represented at the meeting is required for approval of the material terms of the performance goals of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE PLAN. COMMON SHARES OR CLASS B SHARES REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE PLAN.

POLICIES AND PROCEDURES GOVERNING RELATED PERSON TRANSACTIONS

Our board of directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or nominees for director, any immediate family members of those individuals, and any holders of more than 5% of our Common Shares or Class B Common Shares; and
•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant, the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors and nominees for director is required to disclose to our Corporate Governance and Nominating Committee certain information relating to related person transactions for review, approval or ratification by the Corporate Governance and Nominating Committee. Disclosure to the Corporate Governance and Nominating Committee is required before engaging in, if possible, or as soon as practicable after the executive officer, director or nominee for director becomes aware that he or she has engaged in, the related person transaction. The decision of the Corporate Governance and Nominating Committee whether or not to approve or ratify a related person transaction is to be made in light of the Corporate Governance and Nominating Committee’s determination of whether the transaction is in our best interests and/or whether the transaction is on terms at least as favorable as could be obtained from a non-affiliated third party. Any related person transaction must be disclosed to our Audit Committee and to our full board of directors.

Pursuant to these policies and procedures, our Corporate Governance and Nominating Committee ratified the following ongoing related person transactions:

As in prior years, during fiscal 2016, we leased automobiles from Selig Leasing Co., Inc. Aggregate lease payments from the lease of approximately 80 vehicles were $432,000. As in prior years, virtually all of these lease payments represent reimbursement of actual costs incurred by Selig Leasing to purchase and finance the vehicles, with Selig Leasing retaining approximately $23,000 as an administrative fee. Allan H. Selig, one of our directors, is the chief executive officer and sole shareholder of Selig Leasing.

We have an administrative services agreement with Marcus Investments, LLC, which is owned by the three sons of Stephen H. Marcus, our chairman, including Gregory S. Marcus, our president and chief executive officer. The agreement provides that Marcus Investments may not invest in businesses that compete with our motion picture theatre exhibition or hotels or resorts businesses. Pursuant to the agreement, we from time to time provide various administrative support services, legal services and related equipment to Marcus Investments in support of its business. Such services are provided solely at our discretion so that the performance of these services does not interfere with or otherwise adversely affect our business or operations. Marcus Investments pays us not less than our fully-allocated direct and indirect costs and expenses for providing any such services. During fiscal 2016, Marcus Investments made aggregate payments to us of $26,000, of which approximately $23,000 was for the provision of the aforementioned services. The remaining payments represented reimbursement of certain costs for Marcus Investments that we paid on their behalf. The agreement is subject to annual review and re-approval, by our Corporate Governance and Nominating Committee, which reapproved the agreement in February 2017. Additionally, during fiscal 2016, our theatre division licensed the Zaffiro’s pizza recipe and related intellectual property rights from an entity that is owned by Marcus Investments, LLC. During fiscal 2016, we paid such entity approximately $302,000 in licensing fees. Also during fiscal 2016, our hotels and resorts division purchased approximately $14,000 of mattresses from an entity that is owned by Marcus Investments, LLC. That same entity made aggregate payments to us of $50,000 during fiscal 2016 for advertising services in our movie theatres.

Our theatre and hotels and resorts divisions purchase food and beverage products from Gehl Foods. During fiscal 2016, we purchased an aggregate of approximately $365,000 of products from Gehl Foods. Katherine M. Gehl, a director of our company, is a director of Gehl Foods.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the SEC and the NYSE. Based upon our review of copies of the reports filed with the SEC and the representations of the persons involved, we believe that all of our directors and executive officers have complied with the requirements for fiscal 2016, except that, as a result of an administrative oversight relating to the change in our fiscal year: (i) Form 4s in respect of awards of restricted stock granted to directors on December 31, 2015 due on January 5, 2016 were filed late on January 8, 2016; and (ii) Form 4s in respect of awards of common stock granted to directors on May 4, 2016 due on May 6, 2016 were filed late on May 26, 2016. In addition, a Form 4 relating to a transaction by Mr. Selig on May 12, 2016 due May 16, 2016 was filed late on May 17, 2016. In making the above statements, we have relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

OTHER MATTERS

Deloitte & Touche LLP acted as our independent auditors during fiscal 2016. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions. Deloitte & Touche LLP’s fees for fiscal 2016, the Transition Period and fiscal 2015 are summarized in the following table:

	2016	Transition Period	2015
Audit Fees	$600,000	$575,000	$410,000
Audit-Related Fees(1)	—	—	—
Tax Fees(2)	—	—	—
All Other Fees	—	—	—
Total Fees	$600,000	$575,000	$410,000

(1)	Audit-related fees consist of the fees billed for consultation services on various accounting matters.
(2)	Tax fees consist of the fees billed for consultation services on various tax matters.

Our Audit Committee pre-approves the provision of all auditing and non-audit services by our independent auditors. During our fiscal 2016, the Transition Period and fiscal 2015, all of the services related to the audit and other fees described above were pre-approved by our Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

As noted in the Audit Committee Report, our Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with its independence.

We have filed an Annual Report on Form 10-K with the SEC for fiscal 2016, which ended on December 29, 2016. A copy of our Form 10-K (excluding exhibits) has been provided to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date and is available on our website, www.marcuscorp.com. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for any exhibits to our Form 10-K should be addressed to Thomas F. Kissinger, Senior Executive Vice President, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

Our board of directors does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. Our board of directors does not know of any other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

We did not receive any shareholder proposals for consideration at the Meeting. A shareholder wishing to include a proposal in our proxy statement for our 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must forward the proposal to us by November 28, 2017. In addition, a shareholder who otherwise intends to present business at our 2018 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to our Secretary not later than 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting. Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to February 11, 2018, the notice will be considered untimely and we will not be required to present such proposal at the 2018 Annual Meeting of Shareholders. If our board of directors chooses to present such proposal at our 2018 Annual Meeting of Shareholders, the persons named in proxies solicited by the board of directors for the 2018 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

We have paid the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain of our officers and employees. We will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. We do not intend to specially engage anyone to solicit proxies or to pay special compensation for that purpose, but we reserve the right to do so should we conclude that such efforts are needed.

On Behalf of the Board of Directors Thomas F. Kissinger Senior Executive Vice President, General Counsel and Secretary

Milwaukee, Wisconsin
March 28, 2017

Annex A

THE MARCUS CORPORATION
2004 EQUITY AND INCENTIVE AWARDS PLAN

Amended and Restated
July 14, 2011

Section 1. Purpose and History.

(a) Purpose.  The purpose of The Marcus Corporation 2004 Equity and Incentive Awards Plan (the “Plan”) is to promote the best interests of The Marcus Corporation (the “Company”) and its shareholders by providing Key Employees and Non-Employee Directors of the Company and its Affiliates with an opportunity to acquire a, or increase their, proprietary interest in the Company or an opportunity to earn incentive compensation on the basis of the Company’s financial performance. It is intended that the Plan will promote (i) continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success and (ii) the achievement of long-term growth and financial success of the Company by attracting and retaining Non-Employee Directors of outstanding competence and by better aligning the personal financial interests of Non-Employee Directors to those of the Company’s shareholders.

(b) History.  The Plan was previously known as The Marcus Corporation 2004 Equity Incentive Plan. Prior to the Effective Date of the Plan, the Company had in effect the 1995 Incentive Plan and 1994 Director Plan, which were originally effective September 28, 1995 and September 29, 1994, respectively. Each of the 1995 Incentive Plan and 1994 Director Plan terminated upon shareholder approval of the Plan on October 6, 2004 and no new awards may be granted under such plans, although outstanding awards granted under the 1995 Incentive Plan and 1994 Director Plan continue to be subject to all terms and conditions of such plan. This Plan was amended and restated by the Board of Directors of the Company as of July 8, 2008. This Plan was again amended and restated by the Board of Directors of the Company and renamed The Marcus Corporation 2004 Equity and Incentive Awards Plan as of July 14, 2011 (the “Board Approval Date”), contingent upon shareholder approval.

Section 2. Definitions.

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Incentive Award granted under the Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code, including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Section 409A(a)(2) of the Code.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(e) “Commission” shall mean the Securities and Exchange Commission.

(f) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by the Board of Directors of the Company to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(g) “Director” shall mean any individual who is a member of the Board of Directors of the Company.

(h) “Effective Date” shall have the meaning assigned in Section 9.

(i) “Employee” shall mean any full-time or part-time employee of the Company or any of its Affiliates. For purposes of the Plan, an individual whose only employment relationship with the Company or its Affiliates is as a Director shall not be deemed to be an Employee.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” shall mean, with respect to a Share on a particular date, the last sales price on such date on the national securities exchange on which the Shares are then traded, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares. With respect to property other than Shares, Fair Market Value shall mean the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(l) “Incentive Award” shall mean the right to receive a cash payment or Stock to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 6(e)(ii) of the Plan and “Long-Term Incentive Awards” as described in Section 6(e)(iii) of the Plan.

(m) “Incentive Stock Option” shall mean an option to purchase a Share or Shares granted under Section 6(a)(i) of the Plan that meets the requirements of Section 422 of the Code.

(n) “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, or an individual that the Company or an Affiliate has engaged to become such an officer or other key employee, in each case as determined by the Committee in its discretion.

(o) “Non-Employee Director” shall mean any Director who is not otherwise an Employee.

(p) “Non-Qualified Stock Option” shall mean an option to purchase a Share or Shares granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Participant” shall mean a Participating Key Employee or a Non-Employee Director.

(s) “Participating Key Employee” shall mean a Key Employee who is granted an Award under the Plan.

(t) “Performance Goals” shall mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Affiliates or business units:

(i)	Revenues;
(ii)	Gross operating profit;
(iii)	Operating income;
(iv)	Consolidated pre-tax income/earnings (adjusted or unadjusted);
(v)	Division pre-tax income/earnings (adjusted or unadjusted);
(vi)	Net earnings;
(vii)	Earnings per share;
(viii)	Earnings before interest, taxes, depreciation and/or amortization (EBITDA) (adjusted or unadjusted);

(ix)	Economic profit;
(x)	Operating margins and statistics;
(xi)	Average return on invested capital;
(xii)	Other financial return and leverage ratios; or
(xiii)	Total shareholder return metrics.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, that, in case of each of the foregoing, the Company identifies in its publicly filed periodic or current reports, its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. With respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such exclusions shall be made only to the extent consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m), the Committee may also provide for other adjustments to Performance Goals in the Award Agreement evidencing any Award at the time the Award is granted. In addition, the Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company; provided that, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, such adjustment may be made only to the extent consistent with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, in the case of Awards that the Committee determines at the date of grant will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

(u) “Performance Period” shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

(v) “Performance Share” shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

(w) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(x) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(f) of the Plan.

(y) “Restricted Stock Unit” shall mean the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(z) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(aa) “Section 16 Participants” shall mean Participating Key Employees or Non-Employee Directors who are subject to the provisions of Section 16 of the Exchange Act.

(bb) “Shares” shall mean shares of common stock of the Company, $1 par value, and such other securities or property as may become subject to the Plan and Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(cc) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(dd) “1994 Director Plan” shall mean The Marcus Corporation 1994 Nonemployee Director Stock Option Plan.

(ee) “1995 Incentive Plan” shall mean The Marcus Corporation 1995 Equity Incentive Plan.

Section 3. Administration.

(a) The Committee.  The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” within the meaning of Section 162(m) of the Code.

(b) Committee Administration.  Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant (provided that Incentive Stock Options may be granted only to Key Employees); (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Decisions Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any other holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

(d) Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board of Directors of the Company may delegate to another committee of the Board of Directors of the Company, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code or Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised, unless the delegation is to another committee of the Board of Directors of the Company consisting entirely of Non-Employee Directors who also qualify as “outside directors” within the meaning of Section 162(m) of the Code. If the Board of Directors of the Company or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(e) Indemnification.  The Company will indemnify and hold harmless each member of the Committee, each member of the Board of Directors of the Company that has administered the Plan in the absence of a Committee pursuant to Section 3(a) and each officer or member of any other committee to whom a delegation under Section 3(d) has been made, as to any act done, or determination made, with respect to the

Plan or any Award to the maximum extent that the laws of the State of Wisconsin and the Company’s bylaws permit.

Section 4. Shares Available for Award.

(a) Shares Available.  Subject to adjustment as provided in Section 4(b):

(i) Plan Reserve.  The number of Shares with respect to which Awards may be granted under the Plan shall be 2,913,579 (which represents the total of the 1,413,579 Shares that were available under the Plan on the Effective Date plus an additional 1,500,000 Shares) plus the number of shares as described in Section 4(a)(iii), all of which may be issued pursuant to Incentive Stock Options. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(ii) Replenishment of Shares Under this Plan.  If any Award granted under the Plan terminates, expires, lapses or is cancelled for any reason without the issuance of Shares under the Award, the Shares relating to such Award shall become automatically available for issuance pursuant to other Awards under Section 4(a)(i), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares or Shares issuable upon exercise of the Award are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 4(a)(i), but such Shares may not be issued as Incentive Stock Options.

(iii) Addition of Shares From Predecessor Plans.  After the Effective Date of the Plan, the number of Shares available for issuance under this Plan, as determined under the first sentence of Section 4(a)(i), shall be increased by the number of Shares subject to awards granted under the 1995 Incentive Plan or 1994 Director Plan that would again become available for new grants under the terms of the 1995 Incentive Plan or 1994 Director Plan, as applicable, if such plans were still in effect. Any such Shares will not be available for future awards under the terms of the 1995 Incentive Plan or 1994 Director Plan, as applicable.

(iv) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments.  In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and Awards, adjust any or all of (i) the number and type of Shares subject to the Plan (including the number and type of Shares described in Section 4(a) or Section 5(c)) and which thereafter may be made the subject of Awards (including Incentive Stock Options) under the Plan; (ii) the number and type of Shares subject to outstanding Awards; (iii) the performance goal or goals established under any Award; and (iv) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that any such adjustment to an Award that is exempt from Section 409A of the Code shall be made in a manner that permits the Award to continue to be so exempt; and provided further that any such adjustment with respect to an Award that is subject to Section 409A of the Code shall be made in a manner that complies with the provisions thereof; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Committee, then the adjustments contemplated by this Section 4(b) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares. The Committee shall be permitted to adjust the Performance Goals of an Award under the circumstances set forth in this Section 4(b) only to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code to lose its status as such.

Section 5. Eligibility; Participant Limitations.

(a) Key Employees.  Any Key Employee, including any executive officer or an Employee who is also a Director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee.

(b) Non-Employee Directors.  Any Non-Employee Director is eligible to receive Awards under the Plan.

(c) Participant Limitations.  Subject to adjustment as provided in Section 4(b), no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 300,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 300,000 Shares during any fiscal year of the Company;

(iii) receiving, with respect to any Awards of Performance Shares with Performance Periods beginning in the same fiscal year of the Company of an aggregate of more than 300,000 Shares;

(iv) receiving, with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment (or grant of Shares or Restricted Stock of equivalent Fair Market Value) of more than $15,000,000; or

(v) receiving, with respect to any Long-Term Incentive Award(s) with performance periods beginning in the same fiscal year of the Company, a cash payment (or grant of Shares or Restricted Stock of equivalent Fair Market Value) of more than an aggregate of $15,000,000.

In all cases, to the extent Section 162(m) of the Code is applicable, determinations under this Section 5(c) should be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code.

Section 6. Awards.

(a) Options.

(i) Discretionary Option Awards.  The Committee is hereby authorized to grant Options to Participants with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

(1) Exercise Price.  The exercise price per Share of an Option granted pursuant to this Section 6(a)(i) shall be determined by the Committee; provided, however, that such exercise price shall never be less than the Fair Market Value of a Share as determined on the date of grant of such Option, and the date of grant shall not be prior to the date that the Committee approves the grant.

(2) Option Term.  The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(3) Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Board Approval Date. Incentive Stock Options may be granted only to Participating Key Employees.

(ii) Automatic Non-Qualified Stock Option Awards to Non-Employee Directors.

(1) Initial Awards.  Unless otherwise determined by the Committee, on the date of initial election or initial appointment of a Non-Employee Director during the term of the Plan, each such Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 1,000 Shares.

(2) Annual Awards.  Unless otherwise determined by the Committee, on the final day of each fiscal year of the Company during the term of the Plan, each then serving Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 500 Shares.

(3) Exercise Price.  The exercise price per Share available for purchase under a Non-Qualified Stock Option granted pursuant to Section 6(a)(ii) shall equal the Fair Market Value of a Share on the date of grant of such Non-Qualified Stock Option.

(b) Stock Appreciation Right Awards.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive for each one Share to which to the Stock Appreciation Right relates, upon exercise thereof, the excess of (i) the Fair Market Value of such Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The date of grant of the Stock Appreciation Right shall not be prior to the date that the Committee approves the grant. Subject to the terms of the Plan, the grant price, term, the number of Shares to which the Stock Appreciation Right relates, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided that the term of a Stock Appreciation Right shall not exceed a period of ten years from the date of its grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

(c) Restricted Stock and Restricted Stock Unit Awards.

(i) Issuance.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii) Restrictions.  Shares of Restricted Stock and Restricted Stock Units granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or a Share underlying a Restricted Stock Unit or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.

(iii) Registration of Restricted Stock.  Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock.  At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed. Notwithstanding the foregoing, if Restricted Stock is evidenced by book-entry registration, at the end of the applicable restriction period, the lapse of the restrictions imposed under the Plan may be evidenced by the Company’s transfer agent removing applicable stop-transfer or other restrictions.

(v) Forfeiture.  Except as otherwise determined by the Committee in its discretion, upon termination of employment or service of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units held by a Participant.

(vi) Other Terms of Restricted Stock Units.  The Committee will determine all other terms and conditions of Restricted Stock Units, including but not limited to the date on which the Restricted Stock Units will be settled and whether to settle such Restricted Stock Units in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

(d) Performance Share Awards.

(i) Issuance.  The Committee is hereby authorized to grant Awards of Performance Shares to Participants.

(ii) Performance Goals and Other Terms.  The Committee shall determine in its discretion the Performance Period, the Performance Goal or Performance Goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares.

(iii) Rights and Benefits During the Performance Period.  The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share held by such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participants shall have no voting rights with respect to Performance Shares held by them.

(iv) Adjustments with Respect to Performance Shares.  Any other provision of the Plan to the contrary notwithstanding, with respect to Performance Share Awards that the Committee determines at the date of grant will not be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may in its discretion at any time or from time to time adjust (up or down) Performance Goals and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which Performance Goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including, without limitation, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant. With respect to Performance Share Awards that will or may be considered “performance-based compensation” under Section 162(m) of the Code, the Committee may in its discretion reduce or eliminate compensation or other economic benefit due upon attainment of a Performance Goal if the exercise of such negative discretion does not result in an increase in the amount payable to another Participant under the Plan.

(v) Payment of Performance Shares.  As soon as is reasonably practicable following the end of the applicable Performance Period, appropriate evidence (as determined by the Committee), which may include, without limitation, book-entry registration or issuance of a stock certificate of certificates, of the issuance or transfer of a number of Shares equal to the number of Performance Shares payable shall be delivered to the Participant; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(e) Incentive Awards.

(i) Authorization.  The Committee is hereby authorized to grant Annual Incentive Awards and Long-Term Incentive Awards to Participants. This Section 6(e) is intended to govern only Incentive Awards that will or may be considered “performance based compensation” within the meaning of Section 162(m) of the Code. Nothing contained in this Section 6(e) shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, including other cash-based incentive compensation arrangements.

(ii) Annual Incentive Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable (which shall be denominated as a cash amount or range of cash amounts regardless of the type of payment selected), the type of payment, and the timing of payment, subject to the following: (A) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or a change of control (as defined by the Committee); (B) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment or service with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (C) payment will be in cash except to the extent that the Committee determines that payment will be made in the form of a grant of Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the grant equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Committee or election by the Participant must be made in accordance with the requirements of Section 409A of the Code.

(iii) Long-Term Incentive Awards.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable (which shall be denominated as a cash amount or range of cash amounts regardless of the type of payment selected), the type of payment, and the timing of payment, subject to the following: (A) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or a change of control (as defined by the Committee); (B) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment or service with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (C) payment will be in cash except to the extent that the Committee determines that payment will be made in the form of a grant of Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the grant equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Committee or election by the Participant must be made in accordance with the requirements of Section 409A of the Code.

(f) General.

(i) No Cash Consideration for Awards.  Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements.  Each Award shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together.  Awards may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, vesting or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures shall, to the extent they relate to deferrals, comply with the requirements of Section 409A of the Code in all respects and may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Method of Exercise.

(1) In General.  The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Award may be made or deemed to have been made. Unless the Committee determines that it would not be in the interests of the Company to do so, the total exercise price of any Award shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price; (c) by tendering Shares otherwise receivable upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price; or (d) by any combination of (a), (b) and/or (c).

(2) Automatic Grants of Non-Qualified Stock Options to Non-Employee Directors.  Unless otherwise determined by the Committee, Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Section 6(a)(ii) shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Non-Qualified Stock Option is to be exercised, accompanied by full payment for the Shares. Unless otherwise determined by the Committee, the total exercise price upon exercise of any such Non-Qualified Stock Option shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price; (c) by tendering Shares otherwise receivable upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price; or (d) by any combination of (a), (b) and/or (c).

(vi) Restrictions on Share Transferability.  Shares acquired pursuant to an Award shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(vii) Non-Transferability of Awards.  Each Award shall not be transferable other than by will or the laws of descent and distribution except that a Participant may, to the extent allowed by the Committee and in a manner specified by the Committee or the Award Agreement, (a) designate in writing a beneficiary to exercise the Award after the Participant’s death and (b) transfer any Award.

(viii) Term of Awards.

(1) In General.  Except as otherwise provided in the Plan, the term of each Award granted to a Participant shall commence on such date and be for such period as shall be determined by the Committee.

(2) Automatic Grants of Non-Qualified Stock Options to Non-Employee Directors.  Unless otherwise determined by the Committee, Non-Employee Directors shall be entitled to exercise Non-Qualified Stock Options granted pursuant to Section 6(a)(ii) in whole or in part at any time and from time beginning immediately after the date of the grant of the Non-Qualified Stock Option and ending on the date that is the earlier of (a) the date that is ten years from the date of the grant of the Non-Qualified Stock Option or (b) the date that is six months after the termination of such Non-Employee Director’s service for any reason.

(ix) Share Certificates; Representation.  In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered, or book-entry registrations, under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, New York Stock Exchange or any other stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(x) Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 4(b), neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.

Section 7. Amendment and Termination of the Plan and Awards; Correction of Defects and Omissions.

(a) Amendments to and Termination of the Plan.  The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), (ii) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon) or (iii) any other applicable law. Shareholders also must approve any of the following Plan amendments: (x) an amendment to materially increase any number of Shares specified in Section 4(a) or Section 5(c) (except as permitted by Section 4(b)); or (y) an amendment to the provisions of Section 6(f)(x). Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, the authority of the Board of Directors of the Company under this Section 7(a) or the authority of the Committee to administer the Plan under Section 3, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b) Amendment, Modification or Cancellation of Awards.  Except as provided in Section 6(f)(x) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 4(b)), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 4(b) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Award or the Plan into effect.

Section 8. General Provisions.

(a) No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Withholding.  No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee and/or with Shares that are part of or are otherwise receivable upon exercise of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

(c) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Rights and Status of Recipients of Awards.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, or the right to continue as a Director. Further, the Company or any Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(e) Employment and Service.  Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i) A Key Employee who transfers employment between the Company and an Affiliate, or between Affiliates, will not be considered to have terminated employment;

(ii) A Director who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii) A Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) A Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Section 409A of the Code, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Section 409A of the Code, and payment will be delayed for six months if the Participant is a “specified employee” within the meaning of Section 409A of the Code.

(f) Unfunded Status of the Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

(g) Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions.  Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, must be brought within one year after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Severability.  If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(j) No Fractional Shares.  No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) No Guarantee of Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Section 409A of the Code shall be so exempt, (ii) any Award intended to comply with Section 409A of the Code or Section 422 of the Code shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(m) Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant (or such other Person having a right with respect to the Participant’s Award) has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

Section 9. Effective Date of the Plan.

The Plan became effective on October 6, 2004, the date the Plan was initially adopted by the shareholders (“Effective Date”).

Section 10. Term of the Plan.

No Award shall be granted under the Plan following the tenth anniversary of the Board Approval Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

The Marcus Corporation

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

1. Election of directors:

01 Stephen H. Marcus
02 Diane Marcus Gershowitz
03 Allan H. Selig
04 Timothy E. Hoeksema
05 Bruce J. Olson
06 Philip L. Milstein
07 Bronson J. Haase
08 Gregory S. Marcus
09 Brian J. Stark
10 Katherine M. Gehl
11 David M. Baum

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

2. To approve, by advisory vote, the compensation of the Company's named executive officers. ☐ For ☐ Against ☐ Abstain

The Board of Directors Recommends a Vote for ONE YEAR in the Following Proposal:

3. To determine the frequency of the advisory vote on the compensation of the Company's named executive officers. ☐ One Year ☐ Two Years ☐ Three Years ☐ Abstain

4. The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017. ☐ For ☐ Against ☐ Abstain

5. To approve the material terms of the performance goals under the Company's amended and restated 2004 Equity Incentive Plan. ☐ For ☐ Against ☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, FOR ITEM 2, ONE YEAR IN ITEM 3, FOR ITEM 4, FOR ITEM 5, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE MARCUS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 4, 2017
10:00 a.m. local time

Majestic Cinema of Brookfield
770 North Springdale Road
Brookfield, WI 53186

The Marcus Corporation

The Marcus Corporation
100 E. Wisconsin Avenue, Suite 1900
Milwaukee, WI 53202

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2017.

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote at the 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, Thursday, May 4, 2017, at the Majestic Cinema of Brookfield, 770 North Springdale Road, Brookfield, WI 53186, and at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2016 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director, (2) FOR approval, by advisory vote, of the compensation of the Company's named executive officers, (3) for the submission of the advisory vote on the compensation of the Company's named executive officers to the Company's shareholders every ONE YEAR, (4) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017, (5) FOR the approval of the of the material terms of the performance goals under the Company's amended and restated 2004 Equity Incentive Plan, and (6) at the discretion of the proxies on any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/mcs
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 3, 2017.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 3, 2017.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy via the Internet or by telephone, you do NOT need to mail back your proxy card.

THE MARCUS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 4, 2017
10:00 a.m. local time

Majestic Cinema of Brookfield
770 North Springdale Road
Brookfield, WI 53186

The Marcus Corporation

The Marcus Corporation
100 E. Wisconsin Avenue, Suite 1900
Milwaukee, WI 53202

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2017.

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote at the 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, Thursday, May 4, 2017, at the Majestic Cinema of Brookfield, 770 North Springdale Road, Brookfield, WI 53186, and at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2016 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director, (2) FOR approval, by advisory vote, of the compensation of the Company's named executive officers, (3) for the submission of the advisory vote on the compensation of the Company's named executive officers to the Company's shareholders every ONE YEAR, (4) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017, (5) FOR the approval of the of the material terms of the performance goals under the Company's amended and restated 2004 Equity Incentive Plan, and (6) at the discretion of the proxies on any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/mcs
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 3, 2017.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 3, 2017.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy via the Internet or by telephone, you do NOT need to mail back your proxy card.

THE MARCUS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 4, 2017
10:00 a.m. local time

Majestic Cinema of Brookfield
770 North Springdale Road
Brookfield, WI 53186

The Marcus Corporation

The Marcus Corporation
100 E. Wisconsin Avenue, Suite 1900
Milwaukee, WI 53202

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2017.

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote through The Marcus Corporation Pension Plus Plan at the 2017 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, Thursday, May 4, 2017, at the Majestic Cinema of Brookfield, 770 North Springdale Road, Brookfield, WI 53186, and at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2016 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director, (2) FOR approval, by advisory vote, of the compensation of the Company's named executive officers, (3) for the submission of the advisory vote on the compensation of the Company's named executive officers to the Company's shareholders every ONE YEAR, (4) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2017, (5) FOR the approval of the of the material terms of the performance goals under the Company's amended and restated 2004 Equity Incentive Plan, and (6) at the discretion of the proxies on any other business that may be properly brought before the meeting or any adjournment or postponement thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/mcs
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 1, 2017.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 1, 2017.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy via the Internet or by telephone, you do NOT need to mail back your proxy card.